Exhibit 10.15

OFFICE LEASE AGREEMENT

at

TWO LINCOLN CENTRE

Between

METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

And

E2OPEN INC. (TENANT)

DATED: April 27, 2005

10.03	EXCESS RENT	19
10.04	TENANT LIABILITY	19
10.05	ASSUMPTION AND ATTORNMENT	19

ARTICLE ELEVEN		19
11.01	EVENTS OF DEFAULT	19
11.02	LANDLORD’S REMEDIES	20
11.03	ATTORNEY’S FEES	21
11.04	BANKRUPTCY	21
11.05	LANDLORD’S DEFAULT	22

ARTICLE TWELVE		22
12.01	IN GENERAL	22
12.02	LANDLORD’S RIGHTS	22

ARTICLE THIRTEEN		23

ARTICLE FOURTEEN		23
14.01	SUBSTANTIAL UNTENANTABILITY	23
14.02	INSUBSTANTIAL UNTENANTABILITY	24
14.03	RENT ABATEMENT	24

ARTICLE FIFTEEN		24
15.01	TAKING OF WHOLE OR SUBSTANTIAL PART	24
15.02	TAKING OF PART	24
15.03	COMPENSATION	25

ARTICLE SIXTEEN		25
16.01	TENANT’S INSURANCE	25
16.02	FORM OF POLICIES	25
16.03	LANDLORD’S INSURANCE	25
16.04	WAIVER OF SUBROGATION	26
16.05	NOTICE OF CASUALTY	27

ARTICLE SEVENTEEN		27
17.01	WAIVER OF CLAIMS	27
17.02	INDEMNITY BY TENANT	27

ARTICLE EIGHTEEN		27
18.01	RULES	27
18.02	ENFORCEMENT	28

ARTICLE NINETEEN		28
19.01	RESERVED RIGHTS	28

ARTICLE TWENTY		28
20.01	IN GENERAL	28
20.02	ENFORCEMENT	29

ARTICLE TWENTY-ONE		29

ARTICLE TWENTY-TWO		29

ARTICLE TWENTY-THREE		29

23.01	SUBORDINATION AND ATTORNMENT	29
23.02	MORTGAGEE PROTECTION	30

ARTICLE TWENTY-FOUR		30

ARTICLE TWENTY-FIVE		31
25.01	LATE CHARGES	31
25.02	WAIVER OF JURY TRIAL	31
25.03	DEFAULT UNDER OTHER LEASE	31
25.04	OPTION	31
25.05	TENANT AUTHORITY	32
25.06	ENTIRE AGREEMENT	32
25.07	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE	32
25.08	EXCULPATION	32
25.09	ACCORD AND SATISFACTION	32
25.10	LANDLORD’S OBLIGATIONS ON SALE OF BUILDING	32
25.11	BINDING EFFECT	32
25.12	CAPTIONS	32
25.13	APPLICABLE LAW	33
25.14	ABANDONMENT	33
25.15	LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES	33

OFFICE LEASE AGREEMENT

ARTICLE ONE

BASIC LEASE PROVISIONS

1.01	BASIC LEASE PROVISIONS—In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1) BUILDING AND ADDRESS: Two Lincoln Centre, 5420 LBJ Freeway, Dallas, Texas 75240.

(2) LANDLORD: Metropolitan Life Insurance Company, a New York corporation.

(3) TENANT:

(a)	Name: E2OPEN, INC.

(b)	State of incorporation or partnership:

(4) DATE OF LEASE: April 27, 2005

(5) LENGTH OF LEASE TERM: Thirty-six (36) months (plus any partial calendar month in which the Commencement Date falls).

(6) PROJECTED COMMENCEMENT DATE: May 1, 2005

(7) PROJECTED EXPIRATION DATE: April 30, 2008

(8) BASE RENT:

Months	Monthly	Annually	Rate/SF of Rentable Area
1-36	$21,369.25	$256,431.00	$21.00/Rsf

(9) RENTABLE AREA OF THE BUILDING: 612,462 Square Feet

RENTABLE AREA OF THE PREMISES: 12,211 Square Feet

(10) SECURITY DEPOSIT: In the form of a Letter of Credit as more specifically specified in Article Five.

(11) TENANT’S USE OF PREMISES: General office use.

(12) SUITE NUMBER OF PREMISES: Suite 700

1.02	ENUMERATION OF EXHIBITS

The exhibits and riders set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A.	Legal Description of Land	EXHIBIT F.	Renewal
EXHIBIT B.	Plan of Premises	EXHIBIT G.	Expansion
EXHIBIT C.	Workletter Agreement	EXHIBIT H.	Club Membership
EXHIBIT D.	Rules and Regulations	EXHIBIT I.	Cable Exhibit
EXHIBIT E.	Parking	EXHIBIT J.	Letter of Credit
		EXHIBIT K.	Temporary Space

1.03	DEFINITIONS

For purposes hereof the following terms shall have the following meanings:

AFFILIATE: Any corporation or other business entity which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

ALLOWANCE: “Allowance” shall mean an amount equal to the product of $13.00 times the number of square feet of Rentable Area of the Premises ($158,743.00). In regards to any unused portion of this Allowance, Tenant may use up to $3.00 per square foot of Rentable Area of the Premises ($36,633.00) for additional design fees, furniture, fixtures, telephones, telephone or data cabling, or other costs associated with relocating to the Premises so long as Tenant utilize any such remaining balance of the Allowance before November 30, 2005.

BUILDING: The “Building” shall mean the office building located upon the Land.

CENTRE: Centre shall mean, collectively, the Building, the other office buildings, the parking garages and the land owned by Landlord located between LBJ Freeway, the Dallas North Tollway, Harvest Hill Lane, and Noel Road.

COMMENCEMENT DATE: The date specified in Section 1.01(6) as the Projected Commencement Date, unless changed by operation of Article Two.

COMMON AREAS: All areas of the Real Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including, without limitation, its electrical, mechanical, plumbing and security and life/safety systems.

DEFAULT RATE: 1.5% per month or the maximum interest rate permitted by law, whichever is less.

ENVIRONMENTAL LAWS: Any Law governing the use, storage, disposal or generation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

EXPENSE STOP: The sum of the Operating Expenses as separately stated in three categories of Insurance Expenses, Security Expenses, and General Expenses (as grossed up in Section 4.04) and Taxes (as defined in this Lease) per square foot of Rentable Area in the Building for the calendar year 2004.

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, terrorism, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord or Tenant as the case may be, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof or any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

GENERAL EXPENSES: The separate category of Operating Expenses defined in the definition of Operating Expenses below.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

INITIAL IMPROVEMENTS: “Initial Improvements”, when used herein, shall mean those improvements or remodeling to the Premises, if any, which Landlord and/or Tenant shall agree to provide according to the Workletter attached hereto as Exhibit “C”. If no Workletter is attached hereto, no Initial Improvements are being provided; and Tenant is taking the Premises “AS IS”.

INSURANCE EXPENSES: All premium charges for All Risks’ Property Insurance and any other insurance for the Property carried by Landlord, which Landlord may deem necessary or which is required by the lessor under any ground lease of the Property or any Mortgagee.

LAND: The parcels of real estate on which the Building is located, as legally described in Exhibit “A” attached hereto.

LAWS: All laws, ordinances, rules, regulations and other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department, or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord.

OPERATING EXPENSES: Operating Expenses shall mean all direct and indirect costs and expenses in each calendar year of operating, maintaining, repairing, managing and owning the Property plus all operating expenses of the Exterior Common Areas (defined below) plus Taxes. Operating Expenses shall not include the cost of capital improvements, depreciation, interest, lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. Operating Expenses shall, however, include the amortization of capital improvements which are primarily for the purpose of reducing Operating Expenses, or which are required by governmental authorities. “Exterior Common Areas” shall mean that portion of the Property (and other tracts of real property comprising the multi-building project in the event the Building is located in such a project) which are not located within the Building (or other building in a multi-building project) and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building (or multi-building project) generally and the employees, invitees and licensees of Landlord and such tenants; including without limitation, all parking areas (enclosed or otherwise) and all streets, sidewalks, walkways, and landscaped areas. Operating Expenses shall for all purposes be calculated in three separate categories as follows: (a) Insurance Expenses, Security Expenses, and all other Operating Expenses (“General Expenses”); (b) all references to Operating Expenses shall mean Insurance Expenses, Security Expenses and General Expenses as separate categories, and an increase in one such category shall not be offset by a decrease in another category; and (c) no expense shall be double counted.

PREMISES: The space located in the Building, described in Section 1.01(9) and depicted on Exhibit “B” attached hereto.

PROPERTY: The Building, the Land, any other improvements located on the Land, including, without limitation, any parking structures and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENTABLE AREA OF THE BUILDING (existing as of the date of this Lease): 612,462 square feet, which represents the sum of the rentable area of all office space in the Building.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(9).

RENT ADJUSTMENT: Any amounts owed by Tenant as provided in Article Four.

SECURITY DEPOSIT: The funds specified in Section 1.01(10), if any, deposited by Tenant with Landlord as security for Tenant’s performance of its obligations under this Lease.

SECURITY EXPENSES: All costs, expenses and disbursements which Landlord shall pay or become obligated to pay for security service personnel and security systems and equipment for the Building which Landlord may deem necessary or which is required by the lessor under any ground lease of the Property or any Mortgagee.

SERVICE AREAS: “Service Areas” shall mean those areas within the outside walls used for building stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

SHELL IMPROVEMENTS: “Shell Improvements” shall mean (i) lay-in acoustical ceiling grid with acoustical ceiling tile; (ii) central air conditioning and heating ducts and diffusers; (iii) lay-in fluorescent light fixtures and (iv) sprinkler heads. All Shell Improvements in the Premises will be provided “AS-IS,” in their current condition and placement.

STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M., Saturday from 8:00 A.M. to 1:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE: The completion of (i) the Initial Improvements, or (ii) repair and restoration following a casualty, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components, or any personal property used in connection therewith, which shall also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed or become a lien during such year, whether or not such taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises pursuant to Section 9.01, excluding Initial Improvements.

TENANT DELAY: Any event or occurrence caused solely by Tenant which delays the completion of the Initial Improvements, as described in the Workletter.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

WORK: The construction or installation of improvements to the Premises, as more specifically described in the Workletter or exhibits attached hereto.

WORKLETTER: The Agreement regarding the manner of completion of the Initial Improvements, attached hereto as Exhibit “C”.

ARTICLE TWO

PREMISES, TERM AND FAILURE TO GIVE POSSESSION

2.01	LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.02	TERM

(a)	The Commencement Date shall be the date determined as follows:

(1) If the Initial Improvements are Substantially Complete on or before the Projected Commencement Date then on the date which is the earlier to occur of

(i)	the Projected Commencement Date; or

(ii)	the date Tenant first occupies all or part of the Premises for the conduct of business; or

(2) If the Initial Improvements are not Substantially Complete by the Projected Commencement Date, then on the date on which the Initial Improvements are Substantially Complete.

(b) Within thirty (30) days following the occurrence of the Commencement Date, Landlord, through its property manager, and Tenant shall enter into an agreement confirming the Commencement Date and the Expiration Date, and the length of the Term shall be as specified in Section 1.01(5). If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

2.03	FAILURE TO GIVE POSSESSION

If the Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the following: (i) the Building has not been sufficiently completed to make the Premises ready for occupancy, (ii) the Initial Improvements are not Substantially Complete, (iii) the holding over or retention of possession of any tenant, tenants or occupants, or (iv) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. At the option of Landlord, to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, the Lease shall be amended so that the term shall be extended by the period of time possession is delayed. The said Premises shall be deemed to be ready for Tenant’s occupancy in the event the Initial Improvements are Substantially Complete, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the Initial Improvements are Substantially Complete, the decision of Landlord’s architect shall be final and binding on the parties.

2.04	AREA OF THE PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises and the Rentable Area of the Building as set forth in Article One are controlling, and are not subject to revision after the date of this Lease, unless the Rentable Area of the Premises is amended pursuant to “Exhibit G” hereto.

2.05	CONDITION OF PREMISES

Tenant shall notify Landlord in writing within thirty (30) days after the later of (i) Substantial Completion of the Initial Improvements, or (ii) when Tenant takes possession of the Premises, of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Initial Improvements. Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord’s architect shall be fmal and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

ARTICLE THREE

RENT

Tenant agrees to pay to Landlord at the property management office specified in Section 24(b)(1), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including, without limitation, Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to

Landlord concurrently with Tenant’s execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE FOUR

RENT ADJUSTMENT

4.01	RENT ADJUSTMENT

The Base Rent payable hereunder shall be adjusted (“Rent Adjustment”) from time to time in accordance with the following provisions:

Tenant’s Base Rent is based, in part, upon the estimate that annual Operating Expenses will be equal to the Expense Stop. During the Term, Tenant shall pay as a Rent Adjustment hereunder an amount (per each square foot of Rentable Area within the Premises) equal to the excess (“Excess”) from time to time of each of the three categories of Operating Expenses per square foot of Rentable Area in the Building over each of the three corresponding categories of Operating Expenses constituting the Expense Stop. Landlord may collect such additional Base Rent in arrears on a yearly basis. Landlord shall also have the option to make a good faith estimate of the Excess from time to time for each upcoming calendar year (or remainder thereof, if applicable) and, upon thirty (30) days’ written notice to Tenant, may require the monthly payment of Base Rent to be adjusted in accordance with such estimate. Any amounts paid based on any such estimate shall be subject to adjustment pursuant to Section 4.02 below when Operating Expenses are available for such calendar year.

4.02	PROCEDURE

The following additional provisions shall apply to Rent Adjustments per Section 4.01:

(a) By April 1 of each calendar year during Tenant’s occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement (“Landlord’s Statement”) of Landlord’s Operating Expenses for the previous calendar year. If for any calendar year additional Base Rent was collected for the prior year, as a result of Landlord’s estimate of Operating Expenses, in excess of the additional Base Rent due during such prior year, then Landlord shall refund to Tenant any over payment (or at Landlord’s option, apply such amount against rentals due hereunder). Likewise, Tenant shall pay to Landlord, within thirty (30) days after written demand, any underpayment with respect to the prior year. In no event shall Operating Expenses per square foot of Rentable Area within the Building be deemed to be less than the Expense Stop, it being the intent of Landlord and Tenant that Tenant shall at all times be responsible for the payment of, and shall pay, not less than the amount of Base Rent for the applicable period (before adjustment) specified in this Lease.

(b) In the event that the Term commences on a day other than January 1 or terminates on a day other than December 31, the Excess for that part of the first (1st) calendar year or last calendar year during the Term shall be determined as follows:

(i) The Expense Stop shall be prorated based upon the number of months in such partial calendar year. With respect to any partial calendar month occurring during such partial calendar year, the Expense Stop shall also be prorated based upon the number of days in that partial calendar month.

(ii) The Excess, if any, for the applicable partial calendar year shall then be the amount by which (A) actual Operating Expenses per square foot of Rentable Area in the Building for such calendar year, prorated based upon the number of months and days in the applicable partial calendar year, exceed (B) the Expense Stop, as prorated pursuant to the provisions of this Subsection 4.02(b).

(iii) With respect to a proration for the first (1st) calendar year and in the event that Landlord’s estimate of the Operating Expenses to be incurred during such partial calendar year exceeds the Expense Stop, as prorated pursuant to the provisions of this Subsection 4.02(b), Landlord may, upon thirty (30) days prior written notice to Tenant, require the Monthly Base Rent occurring during such partial calendar year to be adjusted in accordance with such estimate.

4.03	BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located) shall have the right, for a period of ninety (90) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within sixty (60) days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered fmal and accepted by Tenant. Any amount due to the Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

4.04	PARTIAL OCCUPANCY

Notwithstanding any language in the Lease or in this Article Four seemingly to the contrary, Landlord may at Landlord’s sole election, determine and estimate Operating Expenses for any calendar year within the Term by increasing the variable components of Operating Expenses to the amount which Landlord projects would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area therein during all of the applicable calendar year. In such event, the term “Operating Expenses”, as used in this Article Four and in the Lease, shall include (i) the actual Operating Expenses incurred during any portion of such calendar year in which the Building is occupied to the extent of ninety-five percent (95%) or more of the Rentable Area therein, plus (ii) the Operating Expenses which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area thereof during that portion of the calendar year in which the actual occupancy of the Building is less than ninety-five percent (95%) of the Rentable Area therein; and Landlord shall have the option of making such estimate in advance for any upcoming calendar year.

ARTICLE FIVE

SECURITY DEPOSIT

Tenant, concurrently with the execution of this Lease, shall provide to Landlord the “Letter of Credit” (defined below), as security (“Security”) for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. The Security may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord shall not pay any interest on the Security. The Security shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action which Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security or the remaining balance thereof, Landlord may return the Security to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord’s interest under this Lease, Landlord’s obligation to Tenant with respect to the Security shall terminate upon assumption of such obligation by the transferee.

If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security, or any balance thereof, shall be returned to Tenant after the latest of the following:

(a) the expiration of the Term of this Lease;

(b) the removal of Tenant and its property from the Premises;

(c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and

(d) the payment by Tenant of any outstanding Rent, including, without limitation, all Rent Adjustments due pursuant to the Lease as computed by Landlord.

As used herein, “Letter of Credit” shall mean an unconditional, irrevocable sight draft letter of credit issued by the Dallas office of a major national bank satisfactory to Landlord in its sole discretion (the “Bank”), naming Landlord as beneficiary, in an amount equal to One hundred eighty-six thousand five hundred twenty-three and 00/100 Dollars ($186,523.00). The Letter of Credit shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, and that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord without requirement for any additional documents or statements by Landlord; and (ii) that, in the event of assignment or other transfer of either Landlord’s interest in this Lease or of any interest in Landlord (including, without limitation, consolidations, mergers, reorganizations or other entity changes), the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall be in the form attached as Exhibit “J” hereto. The Letter of Credit amount required to be maintained hereunder shall be increased by the amount of any Out of Pocket Costs such as tenant improvement allowances, architectural or engineering fees, brokerage commissions (“Out of Pocket Costs”) incurred by Landlord for any space leased to Tenant pursuant the Refusal Right or any other expansion of the Premises, effective no later than thirty (30) days after Landlord notifies Tenant of such increased amount of costs. Tenant’s failure to so increase the Letter of Credit amount within such thirty (30) day period shall constitute a Default by Tenant under this Lease, and in addition shall entitle Landlord to draw upon the Letter of Credit. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the “Letter of Credit Proceeds”) or any portion thereof in any manner Landlord is permitted to use the Security under this Article Five. In the event Landlord draws upon the Letter of Credit and elects not to terminate the Lease, but to use the Letter of Credit Proceeds, and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to one hundred percent (100%) of the amount specified in this section. Tenant’s failure to deliver such amendment or replacement of the Letter of Credit to Landlord within five (5) business days after Landlord’s notice shall constitute a Default by Tenant under this Lease. The Letter of Credit shall have a term of two (2) years, shall be “evergreen”, and shall be extended, reissued or replaced by Tenant, in each case at least thirty (30) days prior to its expiration in a manner that fully complies with the requirements of this Article Five, so that in all events the Letter of Credit required hereunder shall be in full force and effect continuously throughout the Term of the Lease.

Provided that Tenant is not in Default, the original $186,523.00 of the Letter of Credit amount required to be maintained hereunder shall be reduced on a monthly basis by $6,881.41 but shall not be reduced to less than $21,369.25 (equivalent of one (1) months rent) which shall be held as a Security Deposit over the remaining balance of the Lease Term plus an amount, if any, equal to the Out-of-Pocket Costs for any expansion.

If Tenant fails timely to perform any obligation under this Article Five, such breach shall constitute a Default by Tenant under this Lease without any right to or requirement of any further notice or cure period under any other Article of this Lease, except such notice and cure period expressly provided under this Article Five.

ARTICLE SIX

SERVICES

6.01	LANDLORD’S GENERAL SERVICES

So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services:

(1) heat, ventilation and air-conditioning in the Premises during Standard Operating Hours, as necessary in Landlord’s reasonable judgment for the comfortable occupancy of the Premises under normal business operations, subject to compliance with all applicable voluntary and mandatory regulations and Laws;

(2) tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

(3) customary cleaning and janitorial services in the Premises five (5) days per week, excluding National Holidays;

(4) washing of the outside windows in the Premises weather permitting at intervals determined by Landlord;

(5) automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to reasonable scheduling by Landlord and payment of Landlord’s standard charges;

(6) all Building Grade fluorescent bulb replacement in the Premises necessary to maintain the lighting provided as a part of the Shell Improvements and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas; and

(7) routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

6.02	ELECTRICAL SERVICES

Tenant’s use of electrical services furnished by Landlord through Landlord’s service provider shall be subject to the following:

(a) Landlord will provide the necessary facilities to supply (i) two (2) watts per square foot of Usable Area within the Premises, at 277 volts, for Tenant’s fluorescent lighting and (ii) two (2) watts per square foot of Usable Area within the Premises, at 120 volts, for Tenant’s receptacle/equipment loads (excluding Tenant’s dedicated circuits). Collectively, Tenant’s lighting and receptacle/equipment shall not have an electrical design load greater than an average of four (4) watts per square foot of Usable Area within the Premises (“Standard Building Capacity”). The electrical costs component of Operating Expenses is calculated on the basis of the Standard Building Capacity.

(b) The electrical facilities in the Building available for Tenant’s use are (i) 277/480 volts, 3 phase, for large equipment loads and fluorescent lighting; and (ii) 120/208 volts, 3 phase, for small equipment loads and incandescent lighting. Tenant shall notify Landlord, in writing, of any equipment that has a rated electrical load greater than 500 watts and/or that requires a service voltage other than 120 volts, and Landlord’s written approval shall be required with respect to the installation of any such high electrical consumption equipment in the Premises.

(c) Tenant shall pay for all costs of meters, submeters, wiring, risers, transformers, electrical panels, air conditioning and other items required by Landlord, in Landlord’s discretion, to accommodate Tenant’s design loads and capacities that exceed Standard Building Capacity, including, without limitation, the installation and maintenance thereof. Notwithstanding the foregoing, Landlord may refuse to install and withhold consent for Tenant’s installation of any wiring, risers, transformers, electrical panels, or air conditioning if, in Landlord’s sole judgment, the same are not necessary or would cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to the Building or the Premises, or would interfere with or create or constitute a disturbance to other tenants or occupants of the Building. In no event shall Landlord incur any liability for Landlord’s refusal to install, or withholding of consent for Tenant’s installation of, any such electrical facility or equipment.

(d) Tenant shall pay to Landlord, upon demand, the cost of the consumption of electrical service in excess of the Standard Building Capacity at rates which shall be in accordance with any applicable laws and as determined by applicable utility companies.

(e) Landlord may, at its option, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue the availability of such extraordinary electrical service. If Landlord gives any such notice, Tenant will contract directly with the applicable public utility provider chosen by Landlord for the supplying of such electrical service to the Premises.

6.03	ADDITIONAL AND AFTER-HOUR SERVICES

At Tenant’s request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.01, if Landlord can reasonably do so, on the terms set forth herein. Tenant shall deliver to Landlord a written request for such additional services or utilities prior to 2:00 P.M. on Monday through Friday (except National Holidays) for service on those days, and prior to 2:00 P.M. on the last business day prior to Saturday, Sunday or a National Holiday. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord’s prevailing rates for such services and utilities. If Tenant shall fail to make any such payment, Landlord may, upon ten (10) days prior notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any or all of such additional services in excess of those specified in Section 6.01.

6.04	TELEPHONE SERVICES

All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing, before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets. In the event Landlord designates a particular vendor or vendors to provide such cable installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith). Upon the Termination Date, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant’s occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building.

6.05	DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the sole act or sole default of Tenant or other parties in Tenant’s control or by an event of Force Majeure. No interruption, malfunction, or change of any utility service shall constitute an eviction or disturbance of Tenant’s use or possession of the Premises or a breach by Landlord of any of Landlord’s obligations hereunder or render Landlord liable or responsible to Tenant for any loss or damage which Tenant may sustain or incur if either the quantity or character of any utility service is changed or is no longer available to or is no longer suitable for Tenant’s requirements or entitle Tenant to be relieved from any of Tenant’s obligations hereunder, including, without limitation, the obligation to pay Rent, or grant Tenant any right to set-off, abatement, or recoupment. Notwithstanding any other provision in this Lease seemingly to the contrary, at any time when Landlord is making such facilities for such utility services available to the Premises, Landlord may, at Landlord’s option, upon not less than thirty (30) days prior written notice to Tenant, discontinue the availability of any such utility service. If Landlord gives any such notice of discontinuance, Landlord shall make all the necessary arrangements with the public utility service supplying the utility to the area in which the Building is located with respect to obtaining such utility service to the Premises; but Tenant will contract directly with such public utility service for the supplying of such utility services to the Premises. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including, without limitation, Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Building shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant’s obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, Tenant shall be entitled to Rent abatement if HVAC, electricity and/or elevator service in inoperable or unavailable for over five (5) consecutive business days.

6.06	CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including, without limitation, electrical service, gas service, water and technical services) to the Building, the Premises and/or its occupants. Landlord shall endeavor to give Tenant not less than thirty (30) days notice of any scheduled change. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

ARTICLE SEVEN

POSSESSION, USE AND CONDITION OF PREMISES

7.01	POSSESSION AND USE OF PREMISES

(a) Tenant shall be entitled to possession of the Premises when either (i) the Work is Substantially Complete, or (ii) if no Initial Improvements are to be made to the Premises, the Premises are unoccupied. Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(11) to conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

(b) Tenant and Landlord shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material with respect to the Property. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless the Indemnitees from any and all loss, claim, expense, liability and cost (including attorneys’ fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Term by any party other than Landlord. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

(c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.0 ‘12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Property depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for implementing ADA Title III compliance in the Common Areas as part of Operating Expenses, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

(d) Landlord and Tenant acknowledge that the Texas Architectural Barriers Act, Art. 9102, Tex. Civ. Stat. Ann. (1994), and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as “TABA”) establish requirements for accessibility and barrier removal. The parties hereby agree that: (1) Tenant shall be responsible for compliance with TABA, including, without limitation, submission (through the Property manager) of required plans and documents to the State of Texas for approval of accessibility design features, in connection with the work set forth in the Work Letter attached hereto, if any, and any other construction or alterations to the Premises during the Term, except that Landlord agrees to be responsible for such compliance in connection with any work done by Landlord pursuant to Section 8.01 hereof; and (2) Landlord shall be responsible for compliance with TABA, including, without limitation, submission of required plans and documents to the State of Texas for approval of accessibility design features, in connection with construction or alterations to the Common Areas, except that Tenant agrees to be responsible for such compliance in connection with any such work which may be necessitated solely as a result of Tenant’s use of the Premises.

(e) Graphics. Landlord shall provide and install, at Tenant’s cost (which such cost may be applied against Tenant’s improvement Allowance), all letters or numerals on doors to the Premises, identification graphics on the exterior of the Premises, and all signage related to Tenant’s occupancy in the Building. All such letters and numerals shall be in the standard graphics for the Building and no other identification graphics shall be used or permitted on the exterior of the Premises without Landlord’s prior written consent. Any and all signage, furnishings, or wall coverings located in the portion(s) of the Premises which are visible from the exterior of the Building shall be subject to Landlord’s approval, at its sole but reasonable discretion.

7.02	LANDLORD ACCESS TO PREMISES; APPROVALS

(a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including, without limitation, all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises, however, any such interference shall not be a default by Landlord.

(b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord’s agent shall accord reasonable care to Tenant’s property), and without relieving Tenant of any obligations under this Lease.

(c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord’s rights under this Section 7.02(c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws.

(d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

7.03	QUIET ENJOYMENT

Landlord covenants that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the rights of any Mortgagee.

7.04	ENTRY CARDS

Landlord shall provide limited access to the Building before and after normal business hours in the form of special limited access entry cards (“Entry Cards”) for Tenant and its employees. An Entry Card shall not automatically qualify Tenant or any of its employees for an access card to the “Parking Garage” as defined in and pursuant to the terms of Exhibit “E”. Landlord agrees to provide Tenant with up to, but not in excess of, thirty-six (36) Entry Cards for a non-refundable deposit of $10.00 per card. However, Tenant shall pay Landlord for any additional or replacement cards, in such amount as Landlord shall, from time to time, determine. The current cost required for a replacement card and an additional card is $50.00 per card. Landlord shall be entitled to cancel (by computer entry) any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Landlord shall have no liability to Tenant, its employees, agents, invitees, or licensees for losses due to theft or burglary, or for damages committed by unauthorized persons on the Premises; and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord’s efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto. Tenant further agrees to surrender all Entry Cards in its possession upon the expiration or earlier termination of this Lease.

ARTICLE EIGHT

MAINTENANCE

8.01	LANDLORD’S MAINTENANCE

Subject to the provisions of Article Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, and air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.04. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.02	TENANT’S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Alterations in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall be responsible for the care, custody and control of all above standard mechanical, electrical and plumbing systems, and connected devices that allow the mechanical system to operate in its intended manner. Should Tenant have additional or supplemental equipment in place, Tenant will be required to have a preventative maintenance program with an approved mechanical, electrical, or plumbing contractor to insure continuous operation of these systems or equipment. Tenant shall provide the Building Manager with a copy of such required maintenance contracts and insurance certificates from each contractor with thirty (30) days of installing any such equipment. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Section 8.02, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

ARTICLE NINE

ALTERATIONS AND IMPROVEMENTS

9.01	TENANT’S ALTERATIONS

(a) Except for completion of the Initial Improvements pursuant to the Workletter, the following provisions shall apply to the completion of any Tenant Alterations:

(1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord’s prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from engineers reasonably acceptable to Landlord stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, including, without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the Building, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations. Notwithstanding anything to the contrary contained herein, after the Tenant’s Initial Improvements are made, Tenant may make any alterations or physical additions in or to the Premises totaling Five Thousand and No/100 Dollars ($5,000.00) or less in any single instance without Landlord’s prior written consent, so long as such alterations or physical improvements do not affect the mechanical, electrical, structural, life safety or plumbing systems of the Building.

(2)

Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. If Tenant elects to have Landlord construct the Tenant Alterations, Tenant shall pay Landlord a construction fee of two percent (2%) of the cost of construction, but Landlord shall not otherwise be entitled to charge a construction management or similar fee in connection with any Tenant Alterations. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3)

Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b) All Tenant Alterations whether installed by Landlord at Tenant’s written request, or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord’s request.

9.02	LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

ARTICLE TEN

ASSIGNMENT AND SUBLETTING

10.01	ASSIGNMENT AND SUBLETTING

(a) Without the prior written consent of Landlord, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least sixty (60) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within thirty (30) days after receipt of Tenant’s Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Building. Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b) With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i)	the business reputation or creditworthiness of any -proposed assignee is not acceptable to Landlord; or

(ii)	in the Landlord’s reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Building or Landlord; or

(iii)	any proposed assignee’s or sublessee’s use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Building;

(iv)	the proposed assignee or sublessee is either a governmental agency, a school or similar operation, or a medical related practice; or

(v)

the proposed sublessee or assignee is a bona fide prospective tenant of Landlord in the Building as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant’s request; or

(vi)	the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building

In no event shall Landlord be obligated to consider a consent to any proposed (i) sublease of the Premises or assignment of the Lease if a Default then exists under the Lease, or a fact or condition exists, which but for the giving of notice or the passage of time would constitute a Default, or (ii) an assignment of the Lease which would assign less than the entire Premises.

(c) If Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any such subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of such obligations and liabilities. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease or assignment shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases.

(d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

(e) Notwithstanding anything to the contrary contained in this Article Ten, Tenant shall have the right, without the prior written consent of Landlord, to sublease the Premises to an Affiliate or to assign this Lease to an Affiliate, but (i) no later than fifteen (15) days prior to the effective date of the assignment or sublease, the assignee or sublessee shall execute documents satisfactory to Landlord to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease, except in the case of any assignment which occurs by operation of law (and without a written assignment) as consequence of merger, consolidation or non-bankruptcy reorganization; (ii) within ten (10) days after the effective date of such assignment or sublease, give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises; and (iii) within fifteen (15) days after Landlord’s request, such documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to an Affiliate.

10.02	RECAPTURE

Except as provided in Section 10.01(e) Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Rent Adjustment shall be adjusted accordingly.

10.03	EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) advertising for subtenants or assignees; and (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment. All such costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04	TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent which may be withheld in Landlord’s sole discretion, unless such sublease or assignment is to an Affiliate as described in Section 10.01(e) above.

10.05	ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option; within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

ARTICLE ELEVEN

DEFAULT AND REMEDIES

11.01	EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

(i) Tenant fails to pay any installment or other payment of Rent including without limitation Rent Adjustment Deposits or Rent Adjustments within ten (10) days after the date when due;

(ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant (unless the default involves a hazardous condition, which shall be cured forthwith, or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period);

(iii) the interest of Tenant in this Lease is levied upon under execution or other legal process;

(iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(v) Tenant is declared insolvent by law or any assignment of Tenant’s property is made for the benefit of creditors;

(vi) a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days;

(vii) any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

(viii) upon the dissolution of Tenant; or

11.02	LANDLORD’S REMEDIES

(a) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct and cumulative: (i) Landlord may terminate this Lease by giving Tenant notice of Landlord’s election to do so, in which event, the term of this Lease shall end and all of Tenant’s rights, interests, and obligations (including payment of any fees under this Lease) shall expire on the date stated in such notice; (ii) Landlord may terminate Tenant’s right of possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right of possession shall end on the date specified in such notice; or (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due from Tenant under any of the provisions of this Lease. All Landlord remedies shall be cumulative and not exclusive.

(b) In the event that Landlord terminates the Lease pursuant to Section 11.01, Landlord shall be entitled to recover (i) the sum of all Rents and other indebtedness accrued to the date of such termination, plus (ii) the cost of recovering the Premises, (iii) the cost of reletting the Premises, or portions thereof (including, without limitation, brokerage commissions) and (iv) the cost of repairs, alterations, improvements, additions and decorations to the Premises to the extent Landlord deems reasonably necessary. Items (ii) through (iv) are herein defined as the “Recovery Costs”.

(c) In the event Landlord proceeds pursuant to subparagraph (a)(ii) above, Landlord shall be entitled to recover (i) the sum of all Rents and other indebtedness accrued to the date of such termination of Tenant’s possession, plus (ii) the Recovery Costs (as defined above). Landlord may, but shall not be obligated to (except as may be required by law), relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary. If the Premises are relet and the consideration realized therefrom after payment of all Landlord’s Reletting Expenses, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord upon demand any such deficiency monthly (“Rental Deficiency”). If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not therefore reduced to judgment in favor of Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous Default. In the alternative (but only in the event that Tenant’s Default constitutes a material breach), Landlord may elect to terminate Tenant’s right to occupy the Premises and to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the Discounted Future Rent (as defined above).

(d) In the event a Default occurs, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s property, fixtures, furnishings, signs and other evidences of tenancy, and take and hold such property; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord’s possession or under the Landlord’s control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the Termination Date shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

11.03	ATTORNEY’S FEES

Tenant shall pay upon demand, all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing the Tenant’s performance of its obligations under this Lease, or resulting from Tenant’s Default, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

11.04	BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c) If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease. For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

(ii) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d) Landlord’s acceptance of rent or any other payment from any tru tee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.05	LANDLORD’S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or any equitable relief not otherwise waived hereby. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Building notice and the same amount of time as afforded to Landlord hereunder to cure any Default by Landlord.

ARTICLE TWELVE

SURRENDER OF PREMISES

12.01	IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant’s trade fixtures, including, subject to Section 6.04, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Alterations which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Alterations as required by Landlord, including, any Tenant Alterations containing Hazardous Materials. Tenant immediately shall repair all damage resulting from removal of any of Tenant’s property, furnishings or Tenant Alterations, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Alterations which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may, (but shall not be obligated to) at Tenant’s expense, remove any of such property store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable. Notwithstanding the foregoing, however, (i) Tenant shall only be required to remove those Tenant Alterations that Landlord requires in writing (“Removal Notice”) be removed upon the termination of this Lease, which Removal Notice shall be given at the time Landlord approves the installation of such Tenant Alterations and only if Tenant provides Landlord with notice of any Tenant Alterations together with a request for a. Removal Notice, and (ii) in no event shall Tenant be required to remove any Initial Improvements installed in connection with the work performed pursuant to Exhibit C attached hereto and made a part hereof.

12.02	LANDLORD’S RIGHTS

Upon the Termination Date, all property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(d). Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Alterations and in restoring the Premises to the condition required by this Lease at the Termination Date.

ARTICLE THIRTEEN

HOLDING OVER

Tenant shall pay Landlord the greater of (i) double the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) or, (ii) double the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance. If Tenant retains possession of the Premises, or any part thereof for thirty (30) days after the Termination Date then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one (1) year on the same terms and conditions (including those with respect to the payment of Rent) as provided in this Lease, except that the Monthly Base Rent for such period shall be equal to the greater of (i) 150% of the Monthly Base Rent payable during the month preceding the Termination Date, or (ii) 150% of the monthly base rent then being quoted by Landlord for similar space in the Building, and except for any Landlord concessions, including, without limitation, any tenant improvement allowance or any other allowance.

ARTICLE FOURTEEN

DAMAGE BY FIRE OR OTHER CASUALTY

14.01	SUBSTANTIAL UNTENANTABILITY

(a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, within sixty (60) days after the occurrence of such damage, estimate the length of time that will be required to Substantially Complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to Substantially Complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination. Notwithstanding anything to the contrary, upon such termination, Tenant shall have no further obligation under this Lease (including payment of any fees) from and after such Termination Date.

(b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.

(d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Alterations or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the willful misconduct or negligence of Tenant, its agent or employees.

(e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02	INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to Substantially Complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Alterations, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding anything to the contrary, upon such termination, Tenant shall have no further obligation under this Lease (including payment of any fees) from and after such Termination Date. Notwithstanding the aforesaid, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.01 (d) (i) above.

14.03	RENT ABATEMENT

Except for the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

ARTICLE FIFTEEN

EMINENT DOMAIN

15.01	TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate. Notwithstanding anything to the contrary, upon such termination, Tenant shall have no further obligation under this Lease (including payment of any fees) from and after such Termination Date.

15.02	TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Rent Adjustment to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Alterations) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03	COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

ARTICLE SIXTEEN

INSURANCE

16.01	TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies licensed to do business in the State of Texas, and with an AM Best’s rating of A/X or better, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Three Million and No/100 Dollars ($3,000,000.00); (b) Workers’ Compensation and Employers’ Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the laws of the State of Texas; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the Premises in the event of loss and any such policy shall contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles.

16.02	FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of Texas reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to the Landlord, and (v) shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03	LANDLORD’S INSURANCE

Landlord, at its sole expense, agrees to purchase and keep in full force and effect (including full payment of premiums on or before due date) during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of Texas on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building

(above foundations) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct.

16.04	WAIVER OF SUBROGATION

(a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of Texas, it will include in its “All Risks” insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of Texas, in its “All Risks” insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease, appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c) Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered or coverable by Tenant’s insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05	NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE SEVENTEEN

WAIVER OF CLAIMS AND INDEMNITY

17.01	WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the willful and wrongful act of any of the Indemnitees. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the willful or wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02	INDEMNITY BY TENANT

To the extent permitted by law, Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless against any and all third party actions, claims, demands, costs and expenses, including reasonable attorney’s fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Alterations or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful misconduct or negligent act of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises, but only to the extent of Landlord’s liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

ARTICLE EIGHTEEN

RULES AND REGULATIONS

18.01	RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit “D” attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.02	ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit “D” or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner. Tenant shall pay to Landlord all damages caused by Tenant’s failure to comply with the provisions of this Article Eighteen and shall also pay to Landlord as additional Rent an amount equal to any increase in insurance premiums caused by such failure to comply.

ARTICLE NINETEEN

LANDLORD’S RESERVED RIGHTS

19.01	RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE TWENTY

ESTOPPEL CERTIFICATE

20.01	IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02	ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a penalty equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.

ARTICLE TWENTY-ONE

RELOCATION OF TENANT

At any time after the date of this Lease, Landlord may substitute for the Premises, other premises in the Centre (the “New Premises”), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided that (i) the New Premises shall be substantially similar to the Premises in area, configuration, and views; (ii) if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment including telephone equipment to the New Premises, as well as the reasonable cost of reprinting Tenant’s printed materials, stationary, and signage; (iii) Landlord shall give Tenant not less than ninety (90) days’ prior written notice of such substitution; and (iv) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution, if the Premises are then improved.

ARTICLE TWENTY-TWO

REAL ESTATE BROKERS

Tenant represents that Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant other than Lincoln Property Company as agent for Landlord. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the broker, if any, specified in this Article.

ARTICLE TWENTY-THREE

MORTGAGEE PROTECTION

23.01	SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed, (including the sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant’s attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02	MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default, but in no event greater than an additional ninety (90) days. Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy, but in not event will such extension exceed an additional ninety (90) days. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE TWENTY-FOUR

NOTICES

(a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

(b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:

(1)	Notices to Landlord shall be addressed:

Metropolitan Life Insurance Company

Attn: Property Manager

5400 LBJ Freeway, Suite 700

Dallas, Texas 75240

with a copy to the following:

Metropolitan Life Insurance Company

Attn: Assistant Vice-President

5420 LBJ Freeway, Suite 1310

Dallas, Texas 75240

(2)	Notices to Tenant shall be addressed:

(c) If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant or in the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.

(d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE TWENTY-FIVE

MISCELLANEOUS

25.01	LATE CHARGES

All payments required hereunder (other than the Monthly Base Rent and Rent Adjustments, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord’s demand therefor. All such amounts (including, without limitation Monthly Base Rent and Rent Adjustments not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

25.02	WAIVER OF JURY TRIAL

As a material inducement to Landlord to enter into this Lease, Tenant hereby waives its right to a trial by jury of any issues relating to or arising out of its obligations under this Lease or its occupancy of the Premises. Tenant acknowledges that it has read and understood the foregoing provision.

25.03	DEFAULT UNDER OTHER LEASE

It shall be a Default under this Lease if Tenant or any Affiliate holding any other lease with Landlord for premises in the Building defaults under such lease and as a result thereof such lease is terminated or terminable.

25.04	OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, except that it shall constitute an irrevocable offer on the part of Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

25.05	TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

25.06	ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.07	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

25.08	EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability of Landlord with respect to this Lease shall never exceed the amount of Five Million Dollars ($5,000,000) and Tenant shall not be entitled to any judgment in excess of such amount.

25.09	ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term.

25.10	LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of Landlord’s obligations hereunder are specifically assumed by the buyer or transferee.

25.11	BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12	CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13	APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the State of Texas. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.14	ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02 (a), hereof, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and the Lease shall continue in effect.

25.15	LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

NOTICE OF INDEMNIFICATION: THE PARTIES TO THIS LEASE HEREBY ACKNOWLEDGE AND AGREE THAT THIS LEASE (AND ATTACHED EXHIBITS) CONTAINS CERTAIN INDEMNIFICATION PROVISIONS.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01(4) hereof.

LANDLORD:		TENANT:

METROPOLITAN LIFE INSURANCE COMPANY		E2OPEN, INC.

By:	/s/ Melayne M. Packer	By:	/s/ Greg Clark
	Melayne M. Packer	Name:	Greg Clark
	Director	Title:	President & CEO

Date:	4/27/05	Date:	4/13/05

12/27/96() kease 10.31c

EXHIBIT “A”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

LEGAL DESCRIPTION

Being a tract of land situated in the Isaiah Park Survey, Abstract No. 1144, Dallas County, Texas and being part of the City of Dallas Block 7000, and being more particularly described as follows:

BEGINNING at the intersection of the South line of IH-635 (variable width) and the West line of Noel Road (60 ft. R.O.W.); Thence along said West line of Noel Road and along a circular curve to the right having a beginning tangent bearing of South 25E 53’ 11” East, a central angle of 25E 57’ 41”, a radius of 50.00 ft., a tangent length of 11.53 ft. and an arc length of 22.66 ft. to the end of said circular curve to the right; Thence South 00E 04’ 30” West along said West line of Noel Road a distance of 691.65 ft. to the True Point of Beginning;

THENCE South 00E 04’ 30” West continuing along said West line of Noel Road a distance of 235.33 ft. to a point for a corner;

THENCE North 89E 55’ 30” West leaving said West line of Noel Road a distance of 241.80 ft. to a point for a corner;

THENCE South 00E 04’ 30” West a distance of 15.30 ft. to a point for a corner;

THENCE North 89E 55’ 30” West a distance of 36.76 ft. to a point for a corner;

THENCE South 00E 04’ 30” West a distance of 38.41 ft. to a point for a corner;

THENCE North 89E 55’ 30” West a distance of 57.00 ft. to a point for a corner;

THENCE North 00E 04’ 30” East a distance of 6.3 ft. to a point for a corner;

THENCE North 89E 55’ 30” West a distance of 28.14 ft. to a point for a corner;

THENCE South 0E 04’ 30” West a distance of 7.5 ft. to an iron rod for a corner;

THENCE North 89E 55’ 30” West a distance of 16.2 ft. to an iron rod for a corner;

THENCE North 0E 04’ 30” East a distance of 7.5 ft. to an iron rod for a corner;

THENCE North 89E 55’ 30” West a distance of 191.5 ft. to an iron rod for a corner;

THENCE South 00E 04’ 30” West a distance of 18.0 ft. to a point for a corner;

THENCE North 89E 55’ 30” West a distance of 82.0 ft. to a point for a corner;

EXHIBIT “A” TO THE OFFICE LEASE AGREEMENT

THENCE North 00E 04’ 30” East a distance of 24.5 ft. to a point for a corner;

THENCE North 89E 55’ 30” West a distance of 32.10 ft. to a point for a corner;

THENCE North 00E 04’ 30” East a distance of 31.00 ft. to a point for a corner;

THENCE North 89E 55’ 30” West a distance of 157.5 ft. to a point for a corner;

THENCE South 0E 04’ 30” West a distance of 13.4 ft. to an iron rod for a corner;

THENCE North 89E 55’ 30” West a distance of 27.6 ft. to an iron rod for a corner;

THENCE North 0E 04’ 30” East a distance of 13.4 ft. to an iron rod for a corner;

THENCE North 89E 55’ 30” West a distance of 100.29 ft. to an iron rod for a corner;

THENCE South 00E 04’ 30” West a distance of 135.38 ft. to a point for a corner;

THENCE South 73E 05’ 00” West a distance of 86.27 ft. to a point in the East line of a 100 ft. Dallas Power & Light company R.O.W. for a corner;

THENCE North 16E 55’ 00” West along said East line of 100 ft. Dallas Power & Light Company R.O.W. a distance of 465.82 ft. to a point for a corner;

THENCE South 89E 55’ 30” East a distance of 562.31 ft. to a point for a corner;

THENCE North 30E 04’ 30” East a distance of 57.58 ft. to a point for a corner;

THENCE South 89E 55’ 30” East a distance of 62.95 ft. to a point for a corner;

THENCE South 30E 04’ 30” West a distance of 57.58 ft. to a point for a corner;

THENCE South 89E 55’ 30” East a distance of 294.93 ft. to a point for a corner;

THENCE South 00E 04’ 30” West a distance of 39.65 ft. to a point for a corner;

THENCE South 89E 55’ 30” East a distance of 269.33 ft. to the True Point of Beginning and containing 8.0410 Acres (350,266 sq. ft.) of land.

EXHIBIT “A” TO THE OFFICE LEASE AGREEMENT

EXHIBIT “B-1”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

PLAN OF PREMISES

EXHIBIT “B” TO OFFICE LEASE AGREEMENT

EXHIBIT “B-2”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

PLAN OF PREMISES

EXHIBIT “B” TO OFFICE LEASE AGREEMENT

EXHIBIT “C”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

WORKLETTER

This Workletter (“Workletter”) describes and specifies the rights and obligations of Landlord and Tenant with respect to certain allowances granted to Tenant hereunder and rights and responsibilities of Landlord and Tenant with respect to the design, construction and payment for the completion of the Initial Improvements within the Premises.

1. Definitions. Terms which are defined in the Lease shall have the same meaning in this Workletter. Additionally, as used in this Workletter, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

(a) Basic Construction of the Building shall mean the structure of the Building as built on the date of this Workletter, the Shell Improvements, and all other improvements, fixtures and facilities constituting a part of the Building and/or Property, as these exist on the date of this Workletter if the Building is complete, or as provided for in Landlord’s plans and specifications for the Building if prior to completion.

(b) Landlord’s Architect shall mean the architect designated by Landlord as its architect, from time to time, to perform the functions of Landlord’s Architect hereunder.

(c) Plans and Specifications shall mean collectively, the plans, specifications and other information prepared or to be prepared by Tenant’s Architect and, where necessary, by Landlord’s electrical, mechanical and structural engineers, all at Tenant’s expense, which shall detail the Work required by Tenant in the Premises and which shall be approved in writing by both Tenant and Landlord prior to the commencement of such Work.

(d) Tenant’s Architect shall mean ENTOS Design, who is an architect licensed to practice in the State of Texas.

(e) Work shall mean all materials and labor to be added to the Basic Construction of the Building and the Shell Improvements in order to complete the installation of the Initial Improvements within the Premises for Tenant in accordance with the Plans and Specifications, including, without limitation any modification to Basic Construction of the Building or to the Shell Improvements, any structural modifications to the Building, any electrical or plumbing work required to meet Tenant’s electrical and plumbing requirements, and any special air conditioning work required to be performed in the Premises.

(f) Cost of the Work shall mean the cost of all materials and labor to be added to the Basic Construction of the Building and the Shell Improvements in order to complete the installation of the Initial Improvements within the Premises in accordance with the Plans and Specifications.

(g) Landlord’s Costs shall mean that portion of the Cost of the Work up to, but not in excess of the aggregate amount of the Allowance described herein as $13.00 times the number of square feet of Rentable Area in the Premises ($158,743.00). In regards to any unused portion of this Allowance, Tenant may use up to

EXHIBIT “C” TO OFFICE LEASE AGREEMENT – Page 1

$3.00 per square foot of Rentable Area of the Premises ($36,633.00) for additional design fees, furniture, fixtures, telephones, telephone or data cabling, or other costs associated with relocating to the Premises so long as Tenant utilize any such remaining balance of the Allowance before November 30, 2005.

(h) Tenant’s Costs shall mean that portion of the Cost of the Work in excess of Landlord’s Costs.

(i) Change Costs shall mean all costs or expenses attributable to any change in the Plans and Specifications which, when added to other costs and expenses incurred in completing the Work, exceed Landlord’s Costs, including, without limitation, (i) any cost caused by direction of Tenant to omit any item of Work contained in the Plans and Specifications, (ii) any additional architectural or engineering services, (iii) any changes to materials in the process of fabrication, (iv) the cancellation or modification of supply or fabricating contracts, (v) the removal or alteration of any Work or any plans completed or in process, or (vi) delays affecting the schedule of the Work.

(j) Working Days shall mean all days of the week other than Saturday, Sunday, and legal holidays.

2. Procedure and Schedules for the Completion of Plans and Specifications. The Plans and Specifications shall be completed in accordance with the following procedure and time schedules:

(a) Design Drawings. Within ten (10) Working Days from execution of the Lease, Tenant shall submit to Landlord four (4) sets of prints of design drawings, specifying the intended design, character and finishing of the Initial Improvements within the Premises. Such package shall include separate drawings for signs in accordance with Landlord’s sign criteria. The design drawings shall set forth the requirements of Tenant with respect to the installation of the Initial Improvements within the Premises, and such drawings shall include, without limiting their scope, a Tenant approved space plan, architectural design of the space, including office front, plans, elevations, sections, and renderings indicating materials, color selections and finishes.

(i) After receipt of design drawings, Landlord shall return to Tenant one set of prints of design drawings with Landlord’s suggested modifications and/or approval.

(ii) If design drawings are returned to Tenant with comments, but not bearing approval of Landlord, the design drawings shall be immediately revised by Tenant and resubmitted to Landlord for approval within ten (10) Working Days of their receipt by Tenant. Unless such action is taken, Tenant will be deemed to have accepted and approved all of Landlord’s comments on the design drawings.

(b) Completion of Plans and Specifications. All Plans and Specifications shall be prepared in strict compliance with applicable Building standards and requirements as set forth in the Lease, this Workletter and otherwise, and shall also adhere to the design drawings approved by Landlord. In order to assure the compatibility of Tenant’s electrical and mechanical systems and the compatibility of Tenant’s structural requirements with the existing Building and in order to expedite the preparation of Tenant’s electrical, mechanical and structural drawings, Tenant or Tenant’s Architect shall deliver to Landlord’s Architect, not later than ten (10) Working Days from the date of Landlord’s approval of design drawings, a detailed plan setting forth any and all electrical, mechanical and structural requirements, and Landlord’s Architect shall retain, at Tenant’s expense, Landlord’s electrical, mechanical and structural engineers to prepare all necessary electrical, mechanical and structural construction drawings which shall be included as a part of the Plans and Specifications. All construction documents and calculations prepared by Tenant’s Architect shall be submitted by Tenant, in the form of four (4) sets of blueline prints, to Landlord for approval within ten (10) Working Days after the date of receipt by Tenant of Landlord’s approval of design drawings. If the Plans and Specifications are returned to

EXHIBIT “C” TO OFFICE LEASE AGREEMENT – Page 2

Tenant with comments, but not bearing approval of Landlord, the Plans and Specifications shall be immediately revised by Tenant and resubmitted to Landlord for approval within ten (10) Working Days of their receipt by Tenant.

(i) The fees for Tenant’s Architect and any consultants or engineers retained by or on behalf of Tenant or Tenant’s Architect (including, but not limited to, the electrical, mechanical and structural engineers required to be retained under this paragraph) shall be paid by Tenant. Tenant shall also pay for any preliminary drawings by Landlord’s Architect for review of the design drawings, the Plans and Specifications, and any revisions to such documents, and the fees and expenses of Landlord’s Architect for inspection of the Work, as required by Landlord.

(ii) Tenant shall have the sole responsibility for compliance of the Plans and Specifications with all applicable statutes, codes, ordinances and other regulations, and the approval of the Plans and Specifications or calculations included therein by Landlord shall not constitute an indication, representation or certification by Landlord that such Plans and Specifications or calculations are in compliance with said statutes, codes, ordinances and other regulations. In instances where several sets of requirements must be met, the requirements of Landlord’s insurance underwriter or the strictest applicable requirements shall apply where not prohibited by applicable codes.

(iii) Upon completion of the Initial Improvements, if so required by Landlord, Tenant shall deliver to Landlord an “as-built” set of Plans and Specifications for the Premises, together with such other information required by Landlord to place the information from the “as-built” Plans and Specifications on to Landlord’s data base; the cost of providing the “as-built” Plans and Specifications and other information, together with Landlord’s cost to place the information on to Landlord’s data base, shall be borne solely by Tenant.

3. Pricing. On or before the date which is ten (10) Working Days after finalization of the Plans and Specifications, as evidenced by Landlord’s written approval thereof, Landlord shall notify Tenant in writing of the Cost of the Work. Within ten (10) Working Days after its receipt of Landlord’s written notice identifying the Cost of the Work, Tenant shall either approve such Cost of the Work in writing or cause the Plans and Specifications to be revised and resubmitted to Landlord for Approval. On or before the date which is ten (10) Working Days from Landlord’s receipt of such revised Plans and Specifications, Landlord shall either approve the revised Plans and Specifications and give to Tenant a revised Cost of the Work or give to Tenant Landlord’s comments on such revised Plans and Specifications. If for any reason Landlord and Tenant have not agreed in writing upon final Plans and Specifications and/or the Tenant has not approved in writing the Cost of the Work on or before the date which is ten (10) Working Days from the date hereof, then Landlord shall have the right to terminate the Lease and this Workletter, without further obligation.

4. Payments. Tenant may use up to that part of the Allowance up to an amount equal to Three Dollars ($3.00) per square foot of Rentable Area of the Premises, for the payment of fees and expenses payable by Tenant under the terms of Paragraph 2(b)(i) of this Workletter. Tenant shall pay the aggregate amount of Tenant’s Costs to Landlord upon demand. Landlord shall determine the percentage of the Cost of the Work which is allocable to Landlord and the percentage of the Cost of the Work which is allocable to Tenant. Landlord shall also revise its determination of such percentages based on any changes in the Cost of the Work due to change orders affecting the Plans and Specifications. Within ten (10) days after Tenant’s receipt of an invoice from Landlord which identifies that portion of the Cost of the Work to be incurred, respectively, by Landlord and Tenant, Tenant shall pay to Landlord the percentage of the Cost of the Work allocable to Tenant, as Tenant’s Costs, as determined by Landlord from time to time. Landlord’s obligation for payment with respect to the Work shall not exceed the aggregate amount of Landlord’s Costs; and after Landlord has paid Landlord’s Costs, Tenant shall thereafter pay all Cost of the Work as and when invoiced to Tenant by Landlord, including, without limitation, any Change Costs. The amounts payable to Landlord hereunder shall constitute Rent due pursuant to the Lease, and failure to make any such payment when due shall constitute a default under the Lease, entitling Landlord to exercise any or all of its remedies hereunder, as well as all remedies otherwise available to

EXHIBIT “C” TO OFFICE LEASE AGREEMENT – Page 3

Landlord. Any cost savings achieved after completion of the Work shall be solely the property of Landlord, not Tenant. Notwithstanding the foregoing, Tenant must use any remaining balance of the Allowance before November 30, 2005.

5. Performance of Work and Delays. Landlord shall cause the Contractor to perform the Work in substantial accordance with the Plans and Specifications. In that regard, Landlord shall perform as construction manager for the construction of the Initial Improvements in accordance with the Plans and Specifications; and the Cost of the Work shall include a management fee payable to Landlord in the amount of two percent (2%) of the cost of the materials and labor constituting the Work. If a delay shall occur in the completion of the Work by Landlord as the probable result of (i) any failure to furnish when due Tenant’s design drawings, Tenant’s electrical, mechanical and/or structural requirements, Tenant’s Plans and Specifications or any revision to any such documents, (ii) any change by Tenant in any of the Plans and Specifications, (iii) any state of facts which gives rise to a change referred to in the definition of Change Costs or any changes resulting in a Change Cost, (iv) the fact that materials to be incorporated into the Work which are non-Building Grade require a lead time (not due to Landlord default or error) to obtain or construction time to perform, in excess of that required for Work which is Building Grade, as determined by Landlord, or (v) any other act or omission of Tenant, its agents or employees, including any violation of the provisions of the Lease or any delay in giving authorizations or approvals pursuant to this Workletter, then any such delay shall not justify any extension of the Commencement Date of the Lease.

6. Change Orders. All changes and modifications in the Work from that contemplated in the Plans and Specifications, whether or not such change or modification gives rise to a Change Cost, must be evidenced by a written Change Order executed by both Landlord and Tenant. In that regard, Tenant shall submit to Landlord such information as Landlord shall require with respect to any Change Order requested by Tenant. After receipt of requested Change Order, together with such information as Landlord shall require with respect thereto, Landlord shall return to Tenant either the executed Change Order, which will evidence Landlord’s approval thereof, or the Plans and Specifications with respect thereto with Landlord’s suggested modification.

7. Punchlist. Within thirty (30) days after the Commencement Date, Tenant shall give Landlord written notice specifying any details of construction, decoration or mechanical adjustment which remain to be performed by Landlord with respect to any Work; and except for the details contained in such written notice from Tenant, all obligations of Landlord in regard to the Work shall be deemed to have been satisfied. Landlord shall have the right to enter the Premises to complete any such unfmished details, and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not relieve Tenant of any of its obligations under the Lease or impose any liability on Landlord or its agents, servants, employees or contractors.

8. Whole Agreement; No Oral Modification. This Workletter embodies all representations, warranties and agreements of Landlord and Tenant with respect to the matter described herein, and this Workletter may not be altered or modified except by an agreement in writing signed by the parties.

9. Paragraph Headings. The paragraph headings contained in this Workletter are for convenient reference only and shall not in any way affect the meaning or interpretation of such paragraphs.

10. Notices. All notices required or contemplated hereunder shall be given to the parties in the manner specified for giving notices under the Lease.

11. Binding Effect. This Workletter shall be construed under the laws of the State of Texas and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

12. Conflict. In the event of conflict between this Workletter and any other exhibits or addenda to this Lease, this Workletter shall prevail.

EXHIBIT “C” TO OFFICE LEASE AGREEMENT – Page 4

EXHIBIT “D”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the leased premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

3. No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its discretion. Building standard suite identification signs will be prepared by Landlord at Tenant’s expense. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant

4. Tenants shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

6. A Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

7. Corridor doors, when not in use, shall be kept closed.

8. All deliveries must be made via the service entrance and service elevator, when provided, during normal working hours. Landlord’s written approval must be obtained for any delivery after normal working hours.

9. Each Tenant shall cooperate with Landlord’s employees in keeping their leased premises neat and clean.

10. Tenants shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the leased premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

EXHIBIT “D” TO OFFICE LEASE AGREEMENT – Page 1

11. No animals shall be brought into or kept in or about the Building, except guide dogs or similar support animals accompanying persons who are physically disabled.

12. When conditions are such that Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 5:30 p.m., respectively.

13. No machinery of any kind, other than ordinary office machines such as typewriters and calculators, shall be operated on the leased premises without the prior written consent of Landlord, nor shall a tenant use or keep in the Building any inflammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials, except candles. No space heaters or fans shall be operated in the Building.

14. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

15. No nails, hooks, or screws shall be driven into or inserted in any part of the Building except as approved by Landlord.

16. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

17. No food and/or beverages shall be distributed from Tenant’s office without the prior written approval of the Building Manager.

18. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the leased premises by Landlord. No duplicates of such keys shall be made by Tenants. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

19. Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be for Tenant’s account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

20. Tenant shall comply with parking rules and regulations as may be posted or distributed from time to time.

21. No portion of the Building shall be used for the purpose of lodging rooms.

22. Vending machines or dispensing machines of any kind will not be placed in the leased premises by a Tenant.

23. Prior written approval, which shall be at Landlord’s sole discretion, must be obtained for installation of window shades, blinds, drapes or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant’s expense.

24. No Tenant shall make any changes or alterations to any portion of the Building without Landlord’s prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord, working under Landlord’s supervision.

EXHIBIT “D” TO OFFICE LEASE AGREEMENT – Page 2

25. Tenants shall provide plexiglass or other pads for all chairs mounted on rollers or casters.

26. Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be necessary or advisable for the operation of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

INTERPRETATION OF SPECIFIC RULES AND REGULATIONS

With respect to Rule No. 15 of Exhibit “D”, Landlord shall not unreasonably withhold its consent to the use of hardware typical used to hang bulletin boards, works of art, framed diplomas and certificates and similar furnishings, provided that such hardware does not affect the mechanical, electrical or plumbing systems or the structural integrity of the Building.

EXHIBIT “D” TO OFFICE LEASE AGREEMENT – Page 3

EXHIBIT “E”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

PARKING

This Exhibit “E” (“Parking Exhibit”) describes and specifies Tenant’s parking rights. During the Lease Term, Tenant shall have the non-exclusive right to use thirty-one (31) unreserved parking spaces (“Spaces”) in a parking garage located in or about the Centre (“Parking Garage”). Initially, the Spaces shall be located on the levels of the Parking Garage as designated on Schedule 1 attached to this Parking Exhibit and incorporated herein by reference. Provided, however, Landlord reserves the unconditional right, in its absolute discretion, to relocate the Spaces to any levels within another Parking Garage in or about the Centre at an time and from time to time.

1. Definitions. The terms which are defined in the Lease shall have the same meaning in this Parking Exhibit.

2. Grant and Rental Fee. Provided no event of default has occurred and is continuing under the Lease, Tenant shall be permitted the use of the Spaces during the Term at no charge, subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord or the manager of the Parking Garage, or applicable to patrons of the Parking Garage for spaces similarly situated therein, and subject to the Spaces being relocated as provided above. In the event the Premises are increased or decreased during the Term, the number of Spaces available to Tenant shall likewise be increased or decreased so that the aggregate number of Spaces to which Tenant is entitled shall equal one (1) Space for each three hundred ninety (390) square feet of Rentable Area within the Premises.

3. Tenant’s Failure to Use Spaces. In the event that Tenant (after the Commencement Date and at any time during the Term) fails to utilize all or any of the Spaces for sixty (60) consecutive business days, and such failure continues for ten (10) day following written notice to Tenant, Landlord shall make any unused spaces available to other tenants in the Building on a temporary basis. Notwithstanding the foregoing, however, Landlord shall restore any withdrawn Spaces originally granted to Tenant within ten (10) days following Tenant’s written request to Landlord.

4. Risk. All motor vehicles (including all contents thereof) shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of the Spaces, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant’s use of the Spaces pursuant to this Agreement.

5. No Bailment. It is further agreed that this Parking Exhibit shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant hereby is that of licensor and licensee, respectively.

6. Rules and Regulations. In its use of the Spaces, Tenant shall follow all of the Rules and Regulations of the Building (attached to the Lease as Exhibit “D”) applicable thereto, any rules and regulations promulgated by

EXHIBIT “E” TO OFFICE LEASE AGREEMENT – Page 1

Landlord or the manager of the Parking Garage, as the same may be amended from time to time. Upon the occurrence of any breach of such rules, or default by Tenant under the Lease, Landlord shall be entitled to terminate this Parking Exhibit, in which event Tenant’s right to utilize the Spaces shall thereupon automatically cease.

7. Access. Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to assure that only those persons who have contracted to use spaces in the Parking Garage are using the parking spaces therein. Landlord currently limits access to the Parking Garage through the use of a parking entry card system, the cards for which shall be provided by Landlord. These cards are different from and do not, without a specific request from Tenant, entitle the holder thereof to an after-hours entry card to the Building (pursuant to the terms of Section 7.04). Landlord agrees to provide to Tenant thirty-one (31) parking entry cards for a non-refundable deposit of $10.00 per card. Tenant further agrees to surrender all parking entry cards in its possession upon the expiration or earlier termination of this Lease. Landlord shall be entitled to cancel any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Tenant shall pay Landlord for each additional card(s) or for each replacement card(s) for any card(s) lost by or stolen from Tenant, in such amount as Landlord shall, from time to time determine, the present charge for such lost or stolen cards being $50.00 per card. Tenant acknowledges that the parking entry card may also be the same as the master entry card used for access to the Building during other than normal business hours, and to the extent the cards are the same, agrees that the provisions of Section 7.04 of the Lease shall also be applicable and in the event of a conflict with the provisions of this Parking Exhibit, the provisions of Section 7.04 shall control. In the event Tenant, its agents or employees wrongfully park in any of the Parking Garage’s spaces, Landlord shall be entitled and is hereby authorized to have any such vehicle towed away, at Tenant’s sole risk and expense, and Landlord is further authorized to impose upon Tenant a penalty of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts falling due hereunder upon demand therefor, and the failure to pay any such amount shall additionally be deemed an event of default hereunder and under the Lease, entitling Landlord to all of its rights and remedies hereunder and thereunder.

8. Notwithstanding anything seemingly to the contrary herein, Tenant and its employees, agents, suppliers, customers and invitees shall have a non-exclusive right to use, during the Lease Tenn at no charge, up to six (6) parking spaces on the surface parking lots of the Building on a first come, first served basis. Landlord reserves the unconditional right, in its absolute discretion, to reduce the amount of surface parking at any time and from time to time.

EXHIBIT “E” TO OFFICE LEASE AGREEMENT – Page 2

SCHEDULE “E-1”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

EAST GARAGE

LEVEL	PERMIT COLOR	NUMBER OF SPACES

1	RED	0

2	YELLOW	0

3	GREEN	7

4	BROWN	7

5	BLUE	7

6	ORANGE	0

	TOTAL	21

WEST GARAGE

LEVEL	PERMIT COLOR	NUMBER OF SPACES

1	WHITE	3

2	BLACK	3

3	RED	4

	TOTAL	10

WEST SURFACE PARKING

EMPLOYEE PARKING (Permit Required)

LEVEL	PERMIT COLOR	NUMBER OF SPACES

Surface	NEON ORANGE	Six (6)

EXHIBIT “E-1” TO OFFICE LEASE AGREEMENT – Page Solo

EXHIBIT “F”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

RENEWAL OPTION

This Exhibit “F” (“Renewal Exhibit”) describes and specifies the option, granted by Landlord to Tenant to extend and renew this Lease. Provided that, at the time in question, this Lease is then in full force and effect and there is no uncured event of default under this Lease, Tenant shall have the option (“Option”) to renew this Lease as follows:

1. Defined Terms. For purposes of this Renewal Exhibit, all terms defined in the Lease will be utilized herein without further definition. Terms specifically applicable to this Renewal Exhibit shall have the meaning specified in this Renewal Exhibit and shall be delineated by initial capital letters.

2. Exercise of Option. Tenant may, by notifying Landlord of its election in writing not less than six (6) months prior to the end of the Term, renew this Lease for an additional term (“Second Term”) beginning on the date next following the expiration date of the Term and continuing for sixty (60) months thereafter. The renewal of this Lease will be upon the same terms, covenants, and conditions applicable during the Term, as provided in the Lease, except that (a) the Base Rent payable during the Second Term shall be an amount equal to the existing “market rental rate” (as defined below) as of the date on which the Second Term commences, (b) the defined term “Term” shall be deemed to include the “Second Term”, (c) no free rent, allowances, option, parking concessions, construction obligations or special rent concession, if any, which was applicable to the original Term apply during the Second Term and (d) no further renewal option shall apply to the Second Term. In addition, Base Rent shall continue to be adjusted as provided in Article Four of the Lease. As used herein, the phrase “market rental rate” shall mean the rate of base rental being charged by Landlord to new tenants having a fmancial condition comparable to that of Tenant for comparable space within the Building for a term comparable to the Second Term.

3. Termination of Option. The failure of Tenant to exercise the Option herein granted within the time period set forth herein shall constitute a waiver and termination of such Option. In addition, any termination of this Lease during the Term or any assignment, subletting, or other transfer by Tenant, whether or not with the approval of Landlord, shall terminate the Option contained in this Renewal Exhibit.

EXHIBIT “F” TO OFFICE LEASE AGREEMENT – Page Solo

EXHIBIT “G”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

RIGHT OF FIRST REFUSAL

This Exhibit “G” (“Refusal Exhibit”) describes and specifies the right of first refusal hereby granted by Landlord to Tenant with respect to the space within the Building described below, which right of first refusal is being granted upon the following terms and conditions:

1. Defined Terms. For purposes of this Refusal Exhibit, all terms defined in the Lease will be utilized herein without further definition. Terms specifically applicable to this Refusal Exhibit shall have the meanings specified in this Refusal Exhibit and shall be delineated by initial capital letters.

2. Grant of Right of First Refusal. Landlord hereby grants to Tenant a right of first refusal (“Refusal Right”) with respect to approximately 6,262 square feet of Rentable Area located on the seventh (7th) floor of the Building, which is described on Schedule “G-1” attached hereto and incorporated herein by reference for all purposes (“Refusal Space”).

3. Conditions. Notwithstanding any other provisions herein seemingly to the contrary Tenant’s Refusal Right is subject to and/or conditioned upon the following:

(a)	the existing rights of any other tenants presently occupying space in the Building under their existing leases;

(b)	the unconditioned right of Landlord to extend or renew the lease of any current tenant occupying the Refusal space, regardless of whether or not such tenants have any current rghts to extend or renew;

(c)

the Refusal Space must be vacant and unoccupied or it is anticipated such Refusal Space will be vacant and unoccupied at the time specified in the bona fide offer (provided, however, notwithstanding the aforesaid, if any tenant occupying part of the Refusal Space at the time of the bona fide offer fails to vacate and/or discontinue its occupancy of the same, then Tenant’s right hereunder to occupy space shall not arise until such date as such other tenant has vacated and no longeroccupies such space; and

(d)	the Refusal Right shall not be applicable during any time when there is an uncured event of default under the Lease.

4. Exercise of Refusal Right. In the event the Refusal Space in the Building becomes available, availability, for purposes hereof, to be at the sole determination of Landlord, as Landlord receives a bona fide offer from a third party to lease all or a part of the Refusal Space which Landlord desires to accept, Landlord shall so notify Tenant and shall include in such notice the rental rate for the subject Refusal Space, expense stop and any lease concessions (including Brokerage fees) to be granted by Landlord to such bona fide 3u1 party offeror. Tenant shall have ten (10) days from the receipt of such notice to notify Landlord in writing of the exercise by Tenant of Tenant’s Refusal Right with respect to the subject Refusal Space, which shall be on the same terms and with respect to the entire space specified in Landlord’s notice. In the event that Tenant fails to so notify Landlord within such ten (10) day period, Tenant shall be deemed to have irrevocably waived its Refusal Right with respect to the subject Refusal Space; and Landlord shall have

EXHIBIT “G” TO OFFICE LEASE AGREEMENT – Page 1

the right to enter into a Lease with such third party with respect to that Refusal Space. In the event that Landlord and such third party fail to agree upon such a lease then Tenant’s Refusal Right shall be reinstated. In the event the Tenant elects to exercise such a Refusal Right with respect to the subject Refusal Space and does in fact exercise such Refusal Right in the manner and within the time period specified herein, Landlord and Tenant shall, within thirty (30) days after Tenant delivers to Landlord notice of its election, enter into a written amendment modifying and supplementing the Lease and containing such other terms and provisions as may be appropriate. Nothing herein should be construed to permit Tenant to lease some but not all of the Refusal Space if Landlord has received from or provided to a third party a non-binding proposal with respect to all of such space. In the event that Tenant fails to enter into said amendment solely because of tenant delays within such thirty (30) day period, Tenant shall be deemed to have irrevocably waived its Refusal Right with respect to the subject Refusal Space; and Landlord shall have the right to enter into a lease with any party with respect to that Refusal Space. Except as may be specifically modified in such amendment and except with respect to the Base Rent, the expense stop, and lease concessions applicable to the subject Refusal Space, as herein specified, the terms and provisions of the Lease, shall, on the day of delivery of the subject Refusal Space to Tenant, automatically apply and become applicable to the subject Refusal Space; and the subject Refusal Space, as of the date of such delivery, shall automatically and without the necessity of further documentation, become and be deemed to be a part of the Premises. Effective as of the date of delivery of the subject Refusal Space to Tenant, the Net Rentable Area within the subject Refusal Space shall be included with the determination of Rent Adjustments and Tenant’s pro rata share of Electrical Costs, as provided in Article Four of this Lease.

Notwithstanding anything herein seemingly to the contrary, if Tenant fails to exercise its refusal rights and a third party enters into a lease with Landlord, Landlord shall have the right to enter into renewals and extensions of such lease on such terms as may be acceptable to Landlord and such third party without triggering Tenant’s Refusal Right.

5. Delivery of Refusal Space. Any Refusal Space shall be delivered to Tenant vacant and unoccupied and “as is” without benefit of improvements (except Shell Improvements, if any ) unless the refusal notice specifies that an allowance is to be granted for the improvement or refurbishment of the subject Refusal Space, in which event Tenant will receive the allowance specified in Landlord’s notice. Notwithstanding the aforesaid, Landlord’s allowance in connection with the Refusal Space shall be decreased on a pro rata basis based upon the length of the remainder of the Lease Term from and after the effective date. In the event that any improvements or restoration work is to be incorporated into the Refusal Space, the amendment shall contain provisions reflecting the agreement of Landlord and Tenant with respect thereto. Landlord shall use reasonable diligence to deliver the subject Refusal Space on the date specified in Landlord’s notice of its availability, but in no event shall Landlord have any liability for the failure to deliver the subject Refusal Space to Tenant on such date, nor shall any such failure impair the validity of the Lease, extend the Lease Term (it being understood that the Lease Term with respect to the Refusal Space shall be coterminous with the Lease Term for the Premises), or impair any obligations of Tenant under the Lease, it being understood that the Rent applicable to the subject Refusal Space shall be abated until possession is delivered to Tenant in full settlement of all claims that Tenant might otherwise have against Landlord by reason of the failure to deliver possession of the subject Refusal Space to Tenant.

6. Termination of Refusal Right. The Refusal Right shall automatically terminate upon (a) the end of the lease Term or earlier termination of the lease Term, whether by Landlord upon the occurrence of an Event of Default or otherwise, (b) the failure of Tenant to exercise the Refusal Right with respect to any Refusal Space as and within the time period specified in Paragraph 4 above, but only with respect to the subject Refusal Space and the offer in question, unless reinstated as provided above, and (c) upon the assignment, subletting, or other transfer by Tenant other than to a related entity, whether or not with the approval of Landlord.

EXHIBIT “G” TO OFFICE LEASE AGREEMENT – Page 2

SCHEDULE “G-1”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

RIGHT OF FIRST REFUSAL

EXHIBIT “G-1” TO OFFICE LEASE AGREEMENT – Page Solo

EXHIBIT “H”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

CLUB MEMBERSHIP(S)

Upon Tenant’s written notice to Landlord within six months from Tenant’s Commencement Date and subject to availability, Landlord agrees to pay, on Tenant’s behalf, the initial membership fee for up to five (5) full privilege membership(s) (the “Membership(s)”), in Tenant’s corporate name, to that certain club commonly known as “Lincoln Centre Fitness Club” (the “Club”) located in the Centre. Tenant shall be responsible for all fixed and/or periodic monthly dues during the period the Membership(s) are effective and all other fees and/or expenses arising in connection with the Membership(s). Landlord shall not be liable to Tenant for any failure by the Club to perform under the terms of the Membership(s) nor shall Landlord be liable to Tenant for any credit or other consideration in respect of the Membership(s) not utilized by Tenant or for any forfeiture of the Membership(s) by reason of the default of Tenant or any of its employees.

EXHIBIT “H” TO OFFICE LEASE AGREEMENT – Page Solo

EXHIBIT “I”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

STANDARD CABLE EXHIBIT

1. Cable Television Services. Landlord agrees to provide Tenant with access to the “standard building package” of cable television stations. As of the date of this Lease, those stations are reflected on Schedule “I-1” attached hereto. Tenant understands that the standard building package may vary from time to time. Landlord shall have no liability to Tenant for any damage to the Premises or any of Tenant’s equipment or personal property as a result of the installation, maintenance, repair or removal of the cable. Tenant shall give Landlord notice in the event that the cable system shall fail to operate properly. In no event shall Tenant undertake to repair the cable system. Notwithstanding the foregoing, Landlord shall have no liability to Tenant for any failure of the cable system.

2. Fees. The initial charge for installing the cable in the Premises shall be paid by Tenant within thirty (30) days of Tenant’s receipt of Landlord’s invoice. Tenant acknowledges that while no monthly fee for this cable service will be charged at this time, Landlord reserves the right to charge such a fee in the future and, in such event, Tenant shall pay such fee as additional Rent subject to termination in accordance with Paragraph 3 below.

3. Termination of Cable Television Services. Either Landlord or Tenant may terminate the provision of cable television services upon thirty (30) days notice to the other party with or without cause. In addition, Landlord’s obligation to provide cable television services shall automatically terminate, without notice and without any liability to Tenant, in the event Landlord should be unable or unwilling to provide them at any time and for any reason.

EXHIBIT “I” TO OFFICE LEASE AGREEMENT – Page Solo

SCHEDULE “I-1”

TO

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

CABLE LISTINGS

FOR LINCOLN CENTRE CABLE SYSTEM

STANDARD CABLE PACKAGE

CHANNEL 2	NOT USED
CHANNEL 3	KDAF (FOX)-LOCAL CHANNEL 33
CHANNEL 4	KDFW (CBS)-LOCAL CHANNEL 4
CHANNEL 5	KXAS (NBC)-LOCAL CHANNEL 5
CHANNEL 6	CNBC (FINANCIAL NEWS NETWORK)
CHANNEL 7	CNN-HEADLINE NEWS
CHANNEL 8	WFAA (ABC)-LOCAL CHANNEL 8
CHANNEL 9	THE WEATHER CHANNEL
CHANNEL 10	CSPAN
CHANNEL 11	ESPN
CHANNEL 12	LINCOLN CENTRE INTERNAL CHANNEL

EXHIBIT “I-1” TO OFFICE LEASE AGREEMENT – Page Solo

EXHIBIT “J”

TO THE

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

FORM OF LETTER OF CREDIT

FOR INTERNAL IDENTIFICATION PURPOSES ONLY

Our No.	Other

Applicant

TO:	Metropolitan Life Insurance Company
[Address]
Attention: Officer in Charge

IRREVOCABLE LETTER OF CREDIT NO.

We hereby establish this irrevocable Letter of Credit in favor of the aforesaid addressee (“Beneficiary”) for drawings up to United States $186,523.00 effective immediately. This Letter of Credit is issued, presentable and payable at our office at [ issuing Bank ] expires with our close of business on May 31, 2007.

The term “Beneficiary” includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator.

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Credit No.                     , for all or any part of this Credit if presented at our office specified in paragraph one on or before the expiry date or any automatically extended expiry date.

Except as expressly stated herein, this undertaking is not subject to any agreement, condition or qualification. The obligation of [Issuing bank] under this Letter of Credit is the individual obligation of [issuing bank], and is in no way contingent upon reimbursement with respect thereto.

It is a condition of this Letter of Credit that it is deemed to be automatically extended without amendment for one year from the expiry date hereof, or any future expiration date, unless thirty (30) days prior to an expiration date we notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.

This Letter of Credit is transferable by the Beneficiary at no charge or cost to Beneficiary or any transferee of the Beneficiary. Transfer of this Letter of Credit is subject to receipt of Beneficiary’s instructions in the form attached hereto as Schedule 1 accompanied by the original Letter of Credit and amendments(s) if any.

This Letter of Credit is subject to and governed by the Laws of the State of New York and the 1993 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 500) and, in the event of any conflict, the Laws of the State of New York will control. If this Credit expires

EXHIBIT “J” TO OFFICE LEASE AGREEMENT

during an interruption of business as described in article 17 of said Publication 500, the bank hereby specifically agrees to effect payment if this Credit is drawn against within 30 days after the resumption of business.

Very truly yours,

[issuing bank]

EXHIBIT “J” TO OFFICE LEASE AGREEMENT – Page 2

Schedule 1 to Letter of Credit

[Bank]
c/o

Attention:

Re: Irrevocable Letter of Credit No.

Ladies & Gentlemen:

The undersigned acknowledges receipt of your advice No.                  of a credit issued in our favor, the terms of which are satisfactory. We now irrevocably transfer the said credit and all amendments and extensions thereof, if any, to:

[Name of Transferee]

[Address]

You are to inform the transferee of this transfer and such transferee shall have sole rights as beneficiary under the credit, including any amendments, extension or increases thereof, without notice to or further assent from us.

This transfer is at no charge or cost to Beneficiary or the transferee.

Yours very truly,

Beneficiary

By:

Acknowledged and agreed by Bank:

(Bank)

EXHIBIT “J” TO OFFICE LEASE AGREEMENT – Page 3

EXHIBIT “K”

TO THE

OFFICE LEASE AGREEMENT BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

AS LANDLORD, AND

E2OPEN, INC.,

AS TENANT

TEMPORARY SPACE

The provisions of this Exhibit “K” (“Temporary Space” Exhibit) are subject to the conditions precedent that (i) Tenant shall not have any uncured event of Default to any provision of the Lease, and, (ii) the Premises are not Substantially Complete by the Projected Commencement Date.

If applicable, Tenant shall be permitted to occupy on an as-is basis, Suite 1550 in the Building which consists of approximately 10,700 square feet of Rentable Area, commencing May 1, 2005, ( “Temporary Space Commencement Date”), and continuing through the period which shall end immediately uponthe Substantial Completion of the Premises. Tenant shall pay Landlord Base Rent, on a pro-rated basis for every day Tenant occupies the Temporary Space commencing with the Temporary Space Commencement Date at the same monthly Base Rent amount ($21,369.25) as provided in Section 1.01(8) herein, except that the rental rate for the Temporary Space shall be at the rate of $23.97 per square foot of Rentable Area of the Temporary Space.

Unless otherwise agreed to in writing, Tenant’s right to occupy the Temporary Space shall not exceed a maximum of forty five (45) days from the Temporary Space Commencement Date, and Tenant shall cease to occupy the Temporary Space immediately upon the Substantial Completion of the Premises.

EXHIBIT “K” TO OFFICE LEASE AGREEMENT

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

This FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this Amendment) is made and entered into as of June 19, 2008, between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account (Landlord), and E2OPEN, INC., a Delaware corporation (Tenant).

BACKGROUND:

A.

On April 27, 2005, Metropolitan Life Insurance Company (Met), predecessor in interest to Landlord, and Tenant entered into an Office Lease Agreement (the Lease) for approximately 12,211 rentable square feet (the Premises) in Two Lincoln Centre (the Building), being a part of the office complex commonly known as Lincoln Centre (the Centre).

B.	Landlord purchased the Building and succeeded to the interest of Met under the Lease.

C.	Landlord and Tenant desire to amend the Lease to, among other things, extend the Term.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.

Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby. Additionally, the following terms shall have the following meanings when used in this Amendment:

a.

Landlord Parties means Landlord, the property manager, Landlord’s mortgagee(s) and any affiliates or subsidiaries of the foregoing, and all of their respective officers, directors, employees, shareholders, members, partners, agents and contractors; and

b.	Tenant Parties means Tenant and its shareholders, members, managers, partners, directors, officers, employees, agents, contractors, sublessees, licensees and invitee.

2.	Renewal. The Term is extended to expire on May 31, 2011 (the Expiration Date).

3.	Base Rent. From June 1, 2008 (the Effective Date) through the Expiration Date, the Base Rent payable under the terms and conditions of the Lease is as follows:

Period	Base Rent/SF	Monthly Base Rent

6/1/08 – 5/31/09	$22.50	$22,895.63 (plus electricity)

6/1/09 – 5/31/10	$23.50	$23,913.21 (plus electricity)

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT	PAGE 1

6/1/10 – 5/31/11	$24.50	$24,930.79	(plus electricity)

All other terms of the Lease regarding the payment of Base Rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

4.

Acceptance of Premises. Tenant accepts the Premises in their “AS-IS” condition and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Centre including, without limitation, any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Centre for the conduct of Tenant’s business.

5.	Expense Stop. Upon the Effective Date, the Expense Stop for the Premises will be calendar year 2008.

6.	Payment of Excess Operating Expenses. Upon the Effective Date, Section 1.03 of the Lease is amended to delete from the definition of Operating Expenses all electrical costs.

7.	Procedure. Upon the Effective Date, Section 4.02 of the Lease is deleted and the following substituted therefor:

The following additional provisions shall apply to Rent Adjustments per Sections 4.01 and 4.05:

a.

By April 1 of each calendar year during Tenant’s occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement (Landlord’s Statement) of Landlord’s Operating Expenses and Electrical Costs (hereinafter defined) for the previous calendar year. If for any calendar year additional Base Rent was collected for the prior year, as a result of Landlord’s estimate of Operating Expenses or Electrical Costs, as applicable, in excess of the additional Base Rent due during such prior year, then Landlord shall refund to Tenant any over payment (or at Landlord’s option, apply such amount against rentals due hereunder). Likewise, Tenant shall pay to Landlord, within thirty (30) days of written demand, any underpayment with respect to the prior year. In no event shall Operating Expenses per square foot of Rentable Area within the Building be deemed to be less than the Expense Stop, it being the intent of Landlord and Tenant that Tenant shall at all times be responsible for the payment of, and shall pay, not less than the amount of Base Rent for the applicable period (before adjustment) specified in this Lease.

b.

In the event that the Term commences on a day other than January 1 or terminates on a day other than December 31, the Excess for that part of the first (1st) calendar year or last calendar year during the Term shall be determined as follows:

(1)	The Expense Stop shall be prorated based upon the number of months in such partial calendar year. With respect to any partial calendar month

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT	PAGE 2

occurring during such partial calendar year, the Expense Stop shall also be prorated based upon the number of days in that partial calendar month.

(2)

The Excess, if any, for the applicable partial calendar year shall then be the amount by which (A) actual Operating Expenses per square foot of Rentable Area in the Building for such calendar year, prorated based upon the number of months and days in the applicable partial calendar year, exceed (B) the Expense Stop, as prorated pursuant to the provisions of this Subsection 4.02(b).

c.

With respect to a proration for the first (1st) calendar year and in the event that Landlord’s estimate of the Operating Expenses to be incurred during such partial calendar year exceeds the Expense Stop, as prorated pursuant to the provisions of this Subsection 4.02(b), Landlord may, upon thirty (30) days prior written notice to Tenant, require the Monthly Base Rent occurring during such partial calendar year to be adjusted in accordance with such estimate.

8.	Electrical Costs. Upon the Effective Date, the following is added as Section 4.05 of the Lease:

Notwithstanding anything contained in the Lease to the contrary, Operating Expenses shall not include the cost of electricity, but the Base Rent hereunder shall be increased by an amount equal to Tenant’s pro rata share of the cost of electricity to the Building (Electrical Costs), which pro rata share shall be equal to the product of (i) the Electrical Costs and (ii) the fraction having a numerator equal to the Rentable Area of the Premises and a denominator equal to the Rentable Area in the Building. The Electrical Costs used to calculate Tenant’s pro rata share as heretofore described shall not include the cost of any extraordinary electrical use by other tenants of the Building, where such costs are charged to such tenants. Landlord may from time to time deliver to Tenant an invoice for such pro rata share of Electrical Costs and Tenant shall make payment of such amount to Landlord within thirty (30) days of delivery of the invoice. Landlord from time to time shall also have the option to make a good faith estimate of Tenant’s pro rata share of the Electrical Costs for each upcoming year and, upon thirty (30) days’ written notice to Tenant, may require the monthly payment of Base Rent to be adjusted in accordance with such estimate. Any amounts paid based on such an estimate shall be subject to adjustment as provided in Section 4.02 (applied to Electrical Costs) when actual Electrical Costs are available for such year.

9.	Use of Electrical Services by Tenant. Upon the Effective Date, Section 6.02 of the Lease is deleted and the following substituted therefor:

Tenant’s use of electrical services furnished by Landlord shall be subject to the following:

a.

Landlord will provide the necessary facilities to supply (i) three (3) watts per square foot of Rentable Area within the Premises, at 277 volts, for Tenant’s fluorescent lighting and (ii) two (2) watts per square foot of Rentable Area within the Premises, at 120 volts, for Tenant’s receptacle/equipment loads (excluding Tenant’s dedicated circuits). Collectively, Tenant’s lighting and receptacle/equipment shall not have an electrical design load greater than an average of five (5) watts per square foot of Rentable Area within the Premises

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT	PAGE 3

(Standard Building Capacity). The Electrical Costs component of the Rent Adjustment is calculated on the basis of the Standard Building Capacity.

b.

The electrical facilities in the Building available for Tenant’s use are (i) 277/480 volts, 3 phase, for large equipment loads and fluorescent lighting; and (ii) 120/208 volts, 3 phase, for small equipment loads and incandescent lighting. Tenant shall notify Landlord, in writing, of any equipment that has a rated electrical load greater than 500 watts and/or that requires a service voltage other than 120 volts, and Landlord’s written approval shall be required with respect to the installation of any such high electrical consumption equipment in the Premises. Landlord acknowledges that the office equipment and lighting (excluding any supplemental HVAC units or dedicated circuits) currently used by Tenant in the Premises do not exceed the specified levels.

c.

Should Tenant increase its electricity demand requirements, Tenant shall pay for all costs of meters, submeters, wiring, risers, transformers, electrical panels, air conditioning and other items required by Landlord, reasonably determined in Landlord’s sole discretion, to accommodate Tenant’s design loads and capacities that exceed Standard Building Capacity, including, without limitation, the installation and maintenance thereof. Notwithstanding the foregoing, Landlord may refuse to install and withhold consent for Tenant’s installation of any wiring, risers, transformers, electrical panels, or air conditioning if, reasonably determined in Landlord’s sole judgment, the same are not necessary or would cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to the Building or the Premises, or would interfere with or create or constitute a disturbance to other tenants or occupants of the Building. In no event shall Landlord incur any liability for Landlord’s refusal to install, or withholding of consent for Tenant’s installation of, any such electrical facility or equipment.

d.

Tenant shall pay to Landlord, within thirty (30) days of written demand, the cost of the consumption of electrical service in excess of the Standard Building Capacity at rates determined by Landlord which shall not exceed the rates contracted for between Landlord and any electric provider.

e.

Landlord may, at its option, upon not less than forty-five (45) days’ prior written notice to Tenant, discontinue the availability of such extraordinary electrical service. If Landlord gives any such notice, Tenant will contract directly with the applicable public utility provider chosen by Landlord for the supplying of such electrical service to the Premises.

10.	Relocation. Upon the Effective Date, Article 21 of the Lease is hereby deleted in its entirety.

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT	PAGE 4

11.	Parking.

a.

Upon the Effective Date, Exhibit “E” to the Lease is amended to provide that Tenant shall have the right to a total of (i) ten (10) unreserved Spaces in the west Parking Garage at a monthly charge of $35.00 per unreserved Space, (ii) twenty-one (21) unreserved Spaces in the east Parking Garage at no charge, and (iii) six (6) unreserved surface spaces located in the west surface parking lot at no charge. Such fee shall be paid to Landlord as Rent.

b.

Notwithstanding the foregoing, so long as a Default has not occurred, the rental for the unreserved Spaces in the west Parking Garage will be abated during the first twelve (12) calendar months following the Effective Date. If a Default occurs at any time during the first twelve (12) months following the Effective Date, then upon notice by Landlord, rental for the Spaces will commence effective on the date of the Default, but Tenant’s abatement of rental for the parking access cards will be reinstated effective on the date that Tenant cures the Default.

c.	Any additional reserved Spaces in the Parking Garage not listed in Section 11.a or 11.b above shall have a monthly charge of $100.00 per month per reserved Space.

12.	Renewal Option. Exhibit “F” to the Lease is hereby deleted in its entirety and replaced with the following:

Provided that the Lease is then in full force and effect and there is no uncured event of default under the Lease, Tenant shall have the option (Option) to renew the Lease as follows:

a.

Exercise of Option. Tenant may, by notifying Landlord of its election in writing not less than nine (9) months nor more than twelve (12) months prior to the end of the Term, renew the Lease for an additional term (Renewal Term) beginning on the date next following the expiration date of the Term and continuing for thirty-six (36) months thereafter. The renewal of the Lease will be upon the same terms, covenants, and conditions applicable during the Term, as provided in the Lease, except that (a) the Base Rent payable during the Renewal Term shall be an amount equal to the existing market rental rate (as defined below) as of the date on which the Renewal Term commences and the Base Year shall be re-set to the first year of the Renewal Term, (b) the defined term Term shall be deemed to include the Renewal Term, (c) no free rent, allowances, option, parking concessions, construction obligations or special rent concession, if any, which was applicable to the original Term apply during the Renewal Term and (d) no further renewal option shall apply to the Renewal Term. In addition, Base Rent shall continue to be adjusted as provided in the Lease. As used herein, the phrase market rental rate shall mean the rate of base rental being charged for comparable space in Class A office buildings in the Far North Dallas submarket for a term comparable to the Renewal Term (but not less than the Base Rent payable with respect to the final year of the Term).

b.

Termination of Option. The failure of Tenant to exercise the Option herein granted within the time period set forth herein shall constitute a waiver and termination of such Option. In addition, any termination of the Lease during the

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT	PAGE 5

Term or any assignment, subletting, or other transfer by Tenant, whether or not with the approval of Landlord, shall terminate the Option contained in this Section.

13.	Right of First Notice. Exhibit “G” to the Lease is hereby deleted in its entirety and replace with the following:

a.

If during the Term any space contiguous to the Premises (the First Notice Space) is available for lease, and Landlord receives an expression of interest in all or any portion of the First Notice Space from a third party (other than the tenant then leasing the First Notice Space), then Landlord shall deliver a notice to Tenant offering to lease the First Notice Space to Tenant. Landlord’s notice must specify the First Notice Rate (defined below). The term available for lease means that the First Notice Space is not then subject to any existing rights of third parties, including, without limitation, rights of first notice, expansion rights, extension rights, options to lease, or other rights.

b.

Tenant may elect to lease the First Notice Space by delivering a notice (the Response Notice) to Landlord within 5 business days after the date of Landlord’s notice specifying that Tenant elects either (1) to lease all, but not less than all, of the First Notice Space or (2) to decline to lease the First Notice Space. Landlord is not obligated to offer the First Notice Space to Tenant, and Tenant may not exercise its option to lease the First Notice Space, if Tenant is in default under the Lease at the time Landlord would otherwise be obligated to give the notice to Tenant under this Section.

c.

If (1) Landlord does not receive the Response Notice within the 5 business day period or (2) in the Response Notice Tenant does not elect to lease all of the First Notice Space, then Tenant is deemed to waive its right to lease the First Notice Space and Tenant has no further rights under this Section.

d.

If Tenant timely delivers a Response Notice electing to lease all of the First Notice Space, then Tenant’s lease of the First Notice Space commences 30 days after Landlord’s receipt of the Response Notice and is on the same terms as the Lease except that the Rent and other applicable terms for the First Notice Space adjust based on the First Notice Rate. Landlord shall prepare, and Landlord and Tenant shall execute and deliver, an amendment to the Lease to reflect the addition of the First Notice Space to the Premises upon the terms specified in this Section.

e.

The term First Notice Rate means the monthly base rent, parking provisions, leasehold improvements, and other applicable terms, as reasonably determined by Landlord in its sole discretion, for a lease term substantially the same as the remainder of the Term; except that the Rent components of the First Notice Rate will not be less than the Rent then being paid under the Lease.

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT	PAGE 6

14.	Brokerage; Mutual Indemnities.

a.

Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Cousins Properties Services, LLC and CB Richard Ellis, Inc. (collectively, Broker). Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Broker claiming by, through, or under Tenant with respect to this Amendment.

b.

Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Broker. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent, including Broker, claiming by, through or under Landlord with respect to this Amendment.

c.	Any brokerage commissions payable to Broker are payable by Landlord pursuant to the terms of separate agreements between Landlord and Broker.

15.

No Offsets. Tenant hereby represents to Landlord that to the best of Tenant’s knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease.

16.	Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

17.

Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

18.

Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

19.	Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

[Remainder of page intentionally left blank.]

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT	PAGE 7

EXECUTED as of the date first above written.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account

By:	/s/ Leonard Balducci
Name:	LEONARD BALDUCCI
Title:	DIRECTOR

TENANT:

E2OPEN, INC.,
a Delaware corporation

By:	/s/ Peter Maloney
Name:	Peter Maloney
Title:	CFO

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT	PAGE 8

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

This SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this Amendment) is made and entered into as of March 14, 2011, by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account (Landlord), and E2OPEN, INC., a Delaware corporation (Tenant).

BACKGROUND:

A.

On April 27, 2005, Metropolitan Life Insurance Company (Met), predecessor in interest to Landlord, and Tenant entered into an Office Lease Agreement (the Original Lease) for approximately 12,211 square feet of Rentable Area (the Premises) in Two Lincoln Centre (the Building), being a part of the office complex commonly known as Lincoln Centre (the Centre).

B.	Landlord purchased the Building and succeeded to the interest of Met under the Original Lease.

C.

On June 19, 2008, Landlord and Tenant entered into a First Amendment to Office Lease Agreement (the First Amendment). The Original Lease, as amended by the First Amendment, is referred to herein as the Lease.

D.	Landlord and Tenant desire to amend the Lease to, among other things, extend the Term.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby.

2.	Definitions. As of the date of this Amendment, the terms specified below shall have the following meanings:

a.

Indemnitees means Landlord, the property manager, Landlord’s mortgagee(s) and any affiliates or subsidiaries of the foregoing, and all of their respective officers, directors, employees, shareholders, members, partners, agents and contractors.

b.	Tenant Parties means Tenant and its shareholders, members, managers, partners, directors, officers, employees, agents, contractors, sublessees, licensees and invitees.

c.

Claims means all foreseeable and unforeseeable damages (including actual, consequential, and punitive), losses, injuries, penalties, disbursements, costs, charges, assessments, expenses (including attorneys’ fees and court costs), demands, litigation, settlement payments, causes of action (whether in tort, contract, or under a theory of strict liability, or whether in law, equity, statutory or otherwise) or judgments.

3.	Renewal. The Term is extended to expire on August 31, 2014 (the Expiration Date).

4.	Base Rent. From May 1, 2011 (the Effective Date) through the Expiration Date, the Base Rent payable under the terms and conditions of the Lease is as follows:

Period	BaseRent/SF	Monthly Base Rent

5/1/11 — 8/31/11	$0.00	$0.00 (plus electricity)

9/1/11 — 4/30/12	$20.50	$20,860.46 (plus electricity)

5/1/12 — 4/30/13	$21.50	$21,878.04 (plus electricity)

5/1/13 — 8/31/14	$22.50	$22,895.63 (plus electricity)

All other terms of the Lease regarding the payment of Base Rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

5.

Acceptance of Premises. Tenant accepts the Premises in their “AS-IS” condition, and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Centre, including any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Centre for the conduct of Tenant’s business.

6.	Expense Stop. Upon the Effective Date, the Expense Stop will be calendar year 2011.

7.	Tenant’s Insurance.

a.	Section 16.01 of the Lease is amended by adding the following as Section 16.01(e):

“(e)

excess/umbrella liability insurance, applying on at least a “following form” (or primary) basis, in excess of commercial general liability, employers liability, and business automobile liability, with a minimum limit of $5,000,000 each occurrence and aggregate, where applicable.”

b.	Section 16.02 of the Lease is hereby deleted in its entirety and the following substituted therefor:

Each policy referred to in 16.01 shall satisfy the following requirements: (i) be issued by carriers having a Best’s Rating of A- or better, and a Best’s Financial Size Category of Class IX, or better, and admitted to engage in the business in the State of Texas; (ii) be endorsed to be primary, with the policies of all Indemnitees being excess, secondary and noncontributing; (iii) be endorsed to provide a waiver of subrogation in favor of the Indemnitees; (iv) with respect to all liability policies except workers’ compensation/employer’s liability, be endorsed to include the Indemnitees as “additional insureds” on a form which does not exclude the contributory negligence of the Indemnitees; and (v) contain a provision for 30 days’ prior written notice by insurance carrier to Landlord of cancellation, nonrenewal, or substantial modification. Tenant shall deliver to Landlord, certificates of insurance and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

8.	Waiver of Subrogation. Section 16.04 is amended to add the following as subsection (e):

The releases in this section will apply even if the damage or loss is caused or alleged to be caused in whole or in part by the negligence or strict liability of the released party but will not apply to the extent the damage or loss is caused by the gross negligence or willful misconduct of the released party. The phrase “released party” in the preceding sentence will include with respect to Landlord, the Indemnitees, and with respect to Tenant, the Tenant Parties.

9.	Waiver of Claims. Section 17.01 of the Lease is amended by deleting the first sentence and substituting the following therefor:

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person including Landlord’s agents and servants. The waiver set forth in this Section 17.01 will be enforced except to the extent of the percentage of the applicable claim, demand, liability, cost and/or expense that a final judgment of a court of competent jurisdiction establishes, under the comparative negligence principles of the State of Texas, was the proximate result of the negligence or willful misconduct of the applicable released party but will remain valid for all other Indemnitees.

10.	Indemnity by Tenant. Section 17.02 of the Lease is amended by adding the following:

The indemnity set forth in this Section 17.02 will be enforced except to the extent of the percentage of the applicable claim, demand, liability, cost and/or expense that a final judgment of a court of competent jurisdiction establishes, under the comparative negligence principles of the State of Texas, was the proximate result of the negligence or willful misconduct of an Indemnitee but will remain valid for all other Indemnitees.

11.	Parking.

a.

Upon the Effective Date, Exhibit “E” to the Lease is amended to provide that Tenant shall have the right to a total of (i) ten (10) unreserved Spaces in the west Parking Garage at a monthly charge of $35.00 per unreserved Space, (ii) twenty-one (21) unreserved Spaces in the east Parking Garage at a monthly charge of $35.00 per unreserved Space, and (iii) six (6) unreserved surface spaces located in the west surface parking lot at no charge. Such fees shall be paid to Landlord as Rent.

b.

Notwithstanding the foregoing, so long as a Default has not occurred, the rental for the unreserved Spaces will be abated from the Effective Date until August 31, 2014 (the Parking Abatement Period). If a Default occurs during the Parking Abatement Period, then upon notice by Landlord, rental for the unreserved Spaces will commence effective on the date of the Default, but Tenant’s abatement of Rent for the unreserved Spaces will be reinstated effective on the date that Tenant cures the Default.

c.	Any additional reserved Spaces in the Parking Garage not listed in Section 11(a) or 11(b) above shall have a monthly charge of $100.00 per month per reserved Space.

12.	Renewal Option.

a.	Exhibit “F” to the Lease and Section 12 of the First Amendment are deleted in their entirety.

b.	Provided that the Lease is then in full force and effect and there is no uncured event of default under the Lease, Tenant shall have the option (Option) to renew the Lease as follows:

(1)

Tenant may, by notifying Landlord of its election in writing not less than nine (9) months nor more than twelve (12) months prior to the end of the Term, renew the Lease for an additional term (Renewal Term) beginning on the date next following the expiration date of the Term and continuing for thirty-six (36) months thereafter. The renewal of the Lease will be upon the same terms, covenants, and conditions applicable during the Term, as provided in the Lease, except that (a) the Base Rent payable during the Renewal Term shall be an amount equal to the existing market rental rate (as defined below) as of the date on which the Renewal Term commences, (b) the defined term “Term” shall be deemed to include the Renewal Term, (c) no free rent, allowances, option, parking concessions, construction obligations or special rent concession, if any, which was applicable to the original Term apply during the Renewal Term and (d) no further renewal option shall apply to the Renewal Term. In addition, Base Rent shall continue to be adjusted as provided in the Lease. As used herein, the phrase market rental rate shall mean the rate of base rental being charged for comparable space in Class A office buildings in the North Dallas/Galleria submarket for a term comparable to the Renewal Term (but not less than the Base Rent payable with respect to the final year of the Term).

(2)

The failure of Tenant to exercise the Option herein granted within the time period set forth herein shall constitute a waiver and termination of such Option. In addition, any termination of the Lease during the Term or any assignment, subletting, or other transfer by Tenant, whether or not with the approval of Landlord, shall terminate the Option contained in this Section.

13.	Right of First Notice. Exhibit “G” to the Lease, as amended by Section 13 of the First Amendment, remains if full force and effect.

14.	Brokerage; Mutual Indemnities.

a.

Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Cousins Properties Services LLC and CB Richard Ellis, Inc. (collectively, Broker). Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Broker claiming by, through, or under Tenant with respect to this Amendment.

b.

Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Broker. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent, including Broker, claiming by, through or under Landlord with respect to this Amendment.

c.	Any brokerage commissions payable to Broker are payable by Landlord pursuant to the terms of separate agreements between Landlord and Broker.

15.

No Offsets. Tenant hereby represents to Landlord that to the best of Tenant’s knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease.

16.	Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

17.

Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

18.

Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

19.	Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

[Remainder of page intentionally left blank.]

EXECUTED as of the date first above written.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account

By:	/s/ Duane C Hale
Name:	Duane C Hale
Title:	Director

TENANT:

E2OPEN, INC.,

a Delaware corporation

By:	/s/ Peter Maloney
Name:	Peter Maloney
Title:	CFO

March 9, 2011

E2Open, Inc

Attn: Scott Jung

4100 East Third Avenue

Suite 400

Foster City, CA 94404

Re: Second Amendment to Office Lease Agreement by and between Teachers Insurance and Annuity Association of America, for the benefit of Its Real Estate Account, as Landlord, and E2Open, LLC, as Tenant, for Suite 700 in Two Lincoln Centre, Dallas, Texas.

Dear Mr. Jung:

Please find enclosed your fully executed Second Amendment referenced above for E2Open to extend its lease term in Two Lincoln Centre. We are certainly looking forward to having E2Open here in Lincoln Centre for the next three (3) years, and will do everything in our power to exceed your service expectations during this time.

Thank you for your assistance during this transaction.

Sincerely,

/s/ Meredith Durham
Meredith Durham
Leasing Associate

5420 LBJ Freeway — Suite 350 — Dallas, Texas 75240 — Main: (972) 980-9700 — Fax (972) 770-2441

THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

This THIRD AMENDMENT TO OFFICE LEASE AGREEMENT (this Amendment) is made and entered into as of March 6, 2012, by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account (Landlord), and E2OPEN, INC., a Delaware corporation (Tenant).

BACKGROUND:

A.

On April 27, 2005, Metropolitan Life Insurance Company (Met), predecessor in interest to Landlord, and Tenant entered into an Office Lease Agreement (the Original Lease) for approximately 12,211 square feet of Rentable Area (the Premises) in Two Lincoln Centre (the Building), being a part of the office complex commonly known as Lincoln Centre (the Centre).

B.	Landlord purchased the Building and succeeded to the interest of Met under the Original Lease.

C.

On June 19, 2008, Landlord and Tenant entered into a First Amendment to Office Lease Agreement (the First Amendment). On March 14, 2011, Landlord and Tenant entered into a Second amendment to Office Lease Agreement (the Second Amendment). The Original Lease, as amended by the First Amendment and the Second Amendment, is referred to herein as the Lease.

D.	Landlord and Tenant desire to amend the Lease to, among other things, expand the Premises.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby.

2.	Expansion.

a.

The Lease is amended to provide that as of the Effective Date (hereafter defined), the Premises are expanded to include the crosshatched area on Attachment A attached hereto (the Expansion Space), thereby enlarging the Premises by approximately 2,568 square feet of Rentable Area, that is, from approximately 12,211 square feet of Rentable Area to approximately 14,779 square feet of Rentable Area. Landlord and Tenant agree that as of the Effective Date, the Premises will contain approximately 14,779 square feet of Rentable Area. On the Effective Date, all references to the Premises in the Lease shall thereafter refer to the Premises as expanded hereby, and Exhibit “B” to the Lease is amended to include the Expansion Space as described on Attachment A hereto.

b.	The Effective Date is the earlier to occur of: (1) the date Tenant occupies any part of the Expansion Space or (2) April 1, 2012.

3.	Term. The Term for the Expansion Space is coterminous with the Term for the Premises. The Expiration Date of the Lease is August 31, 2014 (the Expiration Date).

4.	Base Rent. From the Effective Date through the Expiration Date, the Base Rent payable under the terms and conditions of the Lease for the Expansion space only is as follows:

Period	BaseRent/SF	Monthly Base Rent

4/1/12 — 6/30/12	$0.00	$0.00 (plus electricity)

7/1/12 — 6/30/13	$21.50	$4,601.00 (plus electricity)

7/1/13 — 8/31/14	$22.50	$4,815.00 (plus electricity)

All other terms of the Lease regarding the payment of Base Rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

5.

Acceptance of Expansion Space. Tenant’s occupancy of the Expansion Space is conclusive evidence that Tenant: (A) accepts the Expansion Space as suitable for the purposes for which it is leased; (B) accepts the Expansion Space and the Centre as being in a good and satisfactory condition; (C) waives any defects in the Expansion Space and the Centre; and (D) agrees that the square feet of Rentable Area numbers specified in Paragraph 2 of this Amendment are binding and conclusive for all purposes under the Lease.

6.	Expense Stop. Upon the Effective Date, the Expense Stop for the Expansion Space only will be calendar year 2012.

7.

Finish-Out of Expansion Space. Landlord agrees to provide Tenant with a finish-out allowance of $25,680.00 for costs incurred in connection with renovations to the Expansion Space. The Tenant Finish Work will be performed and the allowance applied in accordance with Attachment B attached to this Amendment.

8.	Parking.

a.

On the Effective Date, Exhibit “E” to the Lease is amended to provide that Tenant shall have the right to a total of (i) thirteen (13) unreserved Spaces in the west Parking Garage at a monthly charge of $35.00 per unreserved Space, (ii) twenty-five (25) unreserved Spaces in the east Parking Garage at a monthly charge of $35.00 per unreserved Space, and (iii) eleven (11) unreserved surface spaces located in the west surface parking lot at no charge. Such fees shall be paid to Landlord as Rent.

b.

Notwithstanding the foregoing, so long as a Default has not occurred, the rental for the unreserved Spaces will be abated from the Effective Date until August 31, 2014 (the Parking Abatement Period). If a Default occurs during the Parking Abatement Period, then upon notice by Landlord, rental for the unreserved Spaces will commence effective on the date of the Default, but Tenant’s abatement of Rent for the unreserved Spaces will be reinstated effective on the date that Tenant cures the Default.

c.	Any additional reserved Spaces in the Parking Garage not listed in Section 11(a) or 11(b) above shall have a monthly charge of $100.00 per month per reserved Space.

9.	Renewal Option. The Option (as defined in the Second Amendment) set forth in Section 12 of the Second Amendment shall include the Expansion Space.

10.	Right of First Notice. Exhibit “G” to the Lease, as amended by Section 13 of the First Amendment, remains if full force and effect.

11.	OFAC.

a.	Tenant certifies, represents, warrants and covenants that:

(1)

It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(2)

It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

b.

Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless the Indemnitees from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

12.	Brokerage; Mutual Indemnities.

a.

Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Cousins Properties Services LLC and CBRE, Inc. (collectively, Broker). Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Broker claiming by, through, or under Tenant with respect to this Amendment.

b.

Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Broker. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent, including Broker, claiming by, through or under Landlord with respect to this Amendment.

c.	Any brokerage commissions payable to Broker are payable by Landlord pursuant to the terms of separate agreements between Landlord and Broker.

13.

No Offsets. Tenant hereby represents to Landlord that to the best of Tenant’s knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease.

14.	Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

15.

Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

16.

Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

17.	Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

[Remainder of page intentionally left blank.]

EXECUTED as of the date first above written.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account

By:	/s/ Duane C Hale
Name:	Duane C Hale
Title:	Director

TENANT:

E2OPEN, INC.,

a Delaware corporation

By:	/s/ Peter Maloney
Name:	Peter Maloney
Title:	CFO

ATTACHMENT A

to Third Amendment to Office Lease Agreement by and between

Teachers Insurance and Annuity Association of America, as Landlord,

and

E2Open, Inc., as Tenant

FLOOR PLAN OF THE EXPANSION SPACE

ATTACHMENT B

to Third Amendment to Office Lease Agreement by and between

Teachers Insurance and Annuity Association of America, as Landlord,

and

E2Open, Inc., as Tenant

TENANT FINISH CONSTRUCTION

A.

PLANS AND SPECIFICATIONS. Tenant shall submit to Landlord within 10 days after the date of this Amendment space plan(s) and other information (collectively, the Space Plan) necessary or required by Landlord to complete the initial plans and specifications (the Initial Construction Documents) for the construction of the tenant finish in the Expansion Space. Landlord shall prepare and submit the Initial Construction Documents to Tenant for Tenant’s approval as soon as practical after receiving the Space Plan.

Within 10 days after receipt of the Initial Construction Documents, Tenant shall deliver to Landlord a notice either approving or disapproving them. Any disapproval must specify in reasonable detail the reasons for the disapproval. If Tenant requests any changes in the Initial Construction Documents that vary from the Space Plan, any redrawing is at Tenant’s expense. If Landlord does not receive a notice from Tenant disapproving the Initial Construction Documents within the 10-day period, Tenant is deemed to approve the Initial Construction Documents. Any redrawing of or changes in the Initial Construction Documents requested by Tenant after Tenant’s initial approval is at Tenant’s expense.

The approved Initial Construction Documents are referred to as the Construction Documents, and all work to be performed by Landlord pursuant to the Construction Documents is referred to as the Tenant Finish Work. Landlord shall not be deemed to represent and warrant that the Construction Documents comply with applicable Laws, and Tenant, at its sole cost and expense, is responsible for the Construction Documents and Tenant’s business operations at the Premises (as expanded hereby) complying with applicable Laws.

B.

TENANT FINISH WORK. Landlord shall construct or cause to be constructed the Tenant Finish Work in substantial accordance with the Construction Documents, subject to the Building Service Fee specified below. Tenant shall pay the Actual Cost (defined below) of all Tenant Finish Work in excess of $25,680.00 (the Work Allowance). The Work Allowance includes the cost of preparing the Construction Documents. Tenant may use up to $10,272.00 of the Work Allowance for reimbursement of costs incurred for voice and data cabling, security, consultant fees, infrastructure costs, and moving expenses, provided that Tenant submits to Landlord actual “paid” invoices and other information reasonably required by Landlord, substantiating such charges. The Work Allowance is available for Tenant’s use from the date of this Amendment through February 28, 2013, after which Tenant’s right to same will expire and be of no further force and effect.

The term Actual Cost means the cost of all labor and materials and all hard and soft costs, together with the Building Service Fee of 5% of all hard costs, incurred by Landlord in performing the Tenant Finish Work or the Additional Work (defined below), as applicable.

If prior to commencement of the Tenant Finish Work Landlord determines, based on construction bids received by Landlord, that the Actual Cost of the Tenant Finish Work will exceed the Work Allowance, Tenant shall pay the excess to Landlord. Landlord is not obligated to commence the Tenant Finish Work until it receives the excess payment from Tenant.

If during construction the Actual Cost of the Tenant Finish Work exceeds the Work Allowance and all amounts previously paid by Tenant to Landlord prior to the commencement of construction, Landlord shall submit interim statements covering any excess costs incurred by Landlord under this Paragraph and Tenant shall pay the amount of the excess costs to Landlord.

C.

ADDITIONAL WORK. If Landlord performs, at Tenant’s request and upon submission by Tenant and approval by Landlord of necessary plans and specifications (as approved, the Additional Work Plans), any work over and above the Tenant Finish Work (Additional Work), including any Additional Work approved by change order or work order, the Additional Work is at Tenant’s expense, regardless of any remaining balance of the Work Allowance. Landlord is not obligated to perform any Additional Work until Tenant pays Landlord the Actual Cost of the Additional Work, as estimated by Landlord. If the Actual Cost of the Additional Work exceeds the estimated amount paid by Tenant, Tenant shall pay the excess to Landlord.

D.

CENTRE ENGINEER. Tenant must use the fire alarm, mechanical, electrical, and plumbing engineer(s) of record for the Centre in connection with any Tenant Finish Work or Additional Work affecting the Building’s fire alarm, mechanical, electrical, or plumbing systems. Landlord shall designate from time to time (i) the mechanical, electrical and plumbing engineer of record for the Centre and (ii) the fire alarm contractor of record for the Centre.

E.	PAYMENTS BY TENANT. All amounts payable by Tenant under this Attachment B are payable to Landlord as additional Rent within 10 days after Tenant’s receipt of Landlord’s demand.

F.

PUNCHLIST. When Landlord determines that it has substantially completed the Tenant Finish Work and any Additional Work, Landlord shall notify Tenant. Within 3 business days after the date of Landlord’s notice to Tenant, Landlord and Tenant shall meet and inspect the Expansion Space. Tenant shall reasonably specify any part of the Tenant Finish Work or the Additional Work that is not in substantial compliance with the Construction Documents by delivering a punchlist to Landlord on the next business day after the date of the inspection. Landlord shall correct the items shown on the punchlist that are not in substantial compliance with the

Construction Documents with reasonable due diligence and will have access to the Expansion Space to do so.